UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

TRIBUNE MEDIA COMPANY

(Name of Registrant as Specified In Its Charter)

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TRIBUNE MEDIA COMPANY

435 North Michigan Avenue

Chicago, Illinois 60611

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 20, 2015

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the 2015 Annual Meeting of Stockholders of Tribune Media Company will be held at the JW Marriott Los Angeles L.A. LIVE, located at 900 West Olympic Boulevard, Los Angeles, CA 90015, on Wednesday, May 20, 2015, at 8:30 a.m., local time, for the following purposes:

1. To elect the two Class II directors named in the accompanying proxy statement to serve until the 2018 Annual Meeting of Stockholders and until their successors have been elected and qualified.

2. To hold a non-binding advisory vote approving executive compensation.

3. To hold a non-binding advisory vote on the frequency of future advisory votes approving executive compensation.

4. To ratify the selection of PricewaterhouseCoopers LLP as Tribune Media Company’s independent registered public accounting firm for the 2015 fiscal year.

5. To transact such other business as may properly come before the Annual Meeting of Stockholders or any reconvened meeting following any adjournment or postponement thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this notice.

Only stockholders of record of our outstanding common shares of Class A common stock at the close of business on April 15, 2015 are entitled to notice of, and to vote at, the Annual Meeting of Stockholders or any adjournment or postponement thereof. This notice and the accompanying proxy statement are first being mailed to stockholders on or about April 20, 2015.

By Order of the Board of Directors,

Peter Liguori

President and Chief Executive Officer

April 20, 2015

Whether or not you expect to attend the Annual Meeting in person, to assure that your shares will be represented, please promptly complete your proxy. Your proxy will not be used if you are present at the Annual Meeting and desire to vote your shares personally.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 20, 2015:

The proxy statement and the 2014 annual report are available at www.proxyvote.com.

PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 20, 2015

TRIBUNE MEDIA COMPANY

435 North Michigan Avenue

Chicago, Illinois 60611

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND ANNUAL MEETING

This proxy statement and proxy card are furnished on behalf of the Board of Directors of Tribune Media Company, a Delaware corporation (referred to as “Tribune Media,” “Tribune,” the “Company,” “we,” “us,” or “our”), in connection with the solicitation of proxies to be voted at our annual meeting of stockholders, which will be held at the JW Marriott Los Angeles L.A. LIVE, located at 900 West Olympic Boulevard, Los Angeles, CA 90015, on Wednesday, May 20, 2015, at 8:30 a.m., local time (the “Annual Meeting”). On or about April 20, 2015, we began mailing to stockholders of record this proxy statement and proxy card.

Why am I receiving this proxy statement and proxy card?

You have received these proxy materials because our Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting. As a stockholder, you are invited to attend the Annual Meeting and are requested to vote on the items of business described in this proxy statement. This proxy statement includes information that we are required to provide to you under Securities and Exchange Commission (“SEC”) rules and describes issues on which we would like you to vote at our Annual Meeting of stockholders. It also gives you information on these issues so that you can make an informed decision. The proxy materials include our proxy statement for the Annual Meeting, our annual report to stockholders, which includes our annual report on Form 10-K for the year ended December 28, 2014, and the proxy card or a voting instruction card for the Annual Meeting.

Our Board of Directors has made this proxy statement and proxy card available to you on the Internet because you own shares of Class A common stock of the Company, par value $0.001 per share (“Class A common stock”), in addition to delivering printed versions of this proxy statement and proxy card to certain stockholders by mail.

If you submit a proxy by using the Internet, by calling or by signing and returning the proxy card, you will appoint Edward Lazarus, Executive Vice President, General Counsel and Corporate Secretary of Tribune Media Company (with full power of substitution) as your representative at the Annual Meeting. He will vote your shares at the Annual Meeting as you have instructed him or, if an issue that is not on the proxy card comes up for vote, in accordance with his best judgment. By submitting a proxy, you can ensure your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting, we encourage you to submit a proxy in advance by using the Internet, by calling or by signing and returning your proxy card. If you vote by Internet or by calling, you do not need to return your proxy card.

Who is entitled to vote at the Annual Meeting?

The record date for holders of our Class A common stock entitled to notice of, and to vote at, the Annual Meeting is April 15, 2015. At the close of business on that date, we had 94,771,725 shares of Class A common stock outstanding and entitled to vote at the Annual Meeting. If a quorum is present, we can hold the Annual

Meeting and conduct business. In accordance with Delaware law and our amended and restated bylaws (the “Bylaws”), a list of stockholders entitled to vote at the meeting will be available at the place of the Annual Meeting on May 20, 2015 and will be accessible for ten days before the meeting at our principal place of business, 435 North Michigan Avenue, Chicago, Illinois 60611, between the hours of 9:00 a.m. and 5:00 p.m. Each outstanding share of Class A common stock is entitled to one vote per share. The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast at the Annual Meeting will constitute a quorum.

By granting a proxy, you authorize the persons named in the proxy to represent you and vote your shares at the Annual Meeting. Those persons will also be authorized to vote your shares to adjourn the Annual Meeting from time to time and to vote your shares at any adjournments or postponements of the Annual Meeting.

Registered Stockholders. If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the stockholder of record with respect to those shares, and the proxy materials were provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card in one of the manners listed on the proxy card or to vote in person at the Annual Meeting.

Beneficial Stockholders. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name” and the proxy materials were forwarded to you by your broker or nominee, who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker or nominee how to vote your shares using the methods prescribed by your broker or nominee on the voting instruction card you received with the proxy materials. Beneficial owners are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you follow your broker’s or nominee’s procedures for obtaining a legal proxy.

How do I vote?

Stockholders of record may ensure their shares are voted at the Annual Meeting by submitting a proxy by using the Internet, by calling the toll-free number listed on the proxy card or by mail as described below. Stockholders also may attend the meeting and vote in person. If you hold shares through a bank or broker, please refer to your proxy card or other information forwarded by your bank or broker to see which voting options are available to you.

•	You may submit your proxy by using the Internet. The address of the website for submitting your proxy via the Internet is www.proxyvote for both registered holders and beneficial owners of Class A common stock holding in street name. Internet proxy submission is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on May 19, 2015. Easy-to-follow instructions allow you to submit your proxy and confirm that your instructions have been properly recorded.

•	You may submit your proxy by calling. The phone number for submitting your proxy by phone is 1-800-652-VOTE (8683). Submitting your proxy by phone is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on May 19, 2015.

•	You may submit your proxy by mail. Simply mark your proxy card, date and sign it, and return it in the postage-paid envelope.

Submitting your proxy will not limit your right to vote at the Annual Meeting if you decide to attend in person. Written ballots will be passed out to anyone who wants to vote at the Annual Meeting. If you hold your shares in “street name,” you must obtain a proxy, executed in your favor, from the holder of record to be able to vote in person at the Annual Meeting.

How do I change or revoke my proxy?

You may revoke your proxy and submit a new proxy at any time before your proxy is voted at the Annual Meeting. You may do this by:

•	submitting a subsequent proxy by using the Internet, by calling or by mail with a later date;

•	sending written notice of revocation to our Corporate Secretary, Tribune Media Company, 435 North Michigan Avenue, Chicago, Illinois 60611; or

•	voting in person at the Annual Meeting.

If you hold shares through a bank or broker, please refer to your proxy card or other information forwarded by your bank or broker to see how you can revoke your proxy and change your vote.

Attendance at the meeting will not by itself revoke a proxy.

What items will be voted on at the Annual Meeting?

The items of business scheduled to be voted on at the Annual Meeting are:

•	Proposal 1: The election of two Class II directors for a term expiring at the 2018 Annual Meeting of Stockholders;

•	Proposal 2: A non-binding advisory vote approving executive compensation;

•	Proposal 3: A non-binding advisory vote on the frequency of future advisory votes approving executive compensation;

•	Proposal 4: The ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2015 fiscal year; and

•	Any other business that may properly come before the Annual Meeting.

No cumulative voting rights are authorized, and appraisal rights are not applicable to these matters.

How does the Board of Directors recommend that I vote on these proposals?

The Board of Directors recommends that you vote as follows:

•	FOR both director nominees;

•	FOR the approval of executive compensation;

•	EVERY 1 YEAR on the frequency of future advisory votes approving executive compensation; and

•	FOR the ratification of the appointment of our independent registered public accounting firm.

As of the date hereof, our Board of Directors is not aware of any other such matter or business to be transacted at our Annual Meeting. If other matters requiring a vote of the stockholders arise, the persons designated as proxies will vote the shares of Class A common stock represented by the proxies in accordance with their judgment on those matters.

How may I vote in the election of directors, and how many votes must the nominees receive to be elected?

With respect to the election of directors, you may:

•	vote FOR the two nominees for director;

•	vote FOR one nominee for director and WITHHOLD from voting on the other nominee for director; or

•	WITHHOLD from voting on both of the nominees for director.

Our Bylaws provide for the election of directors by a plurality of the votes cast. This means that the two individuals nominated for election to the Board of Directors who receive the most “FOR” votes (among votes properly cast in person, electronically or by proxy) will be elected. If you sign and return the accompanying proxy card, your shares will be voted for the election of the two nominees recommended by the Board of Directors unless you choose to “WITHHOLD” from voting on either of the nominees.

What happens if a nominee is unable to stand for election?

If a nominee is unable to stand for election, the Board of Directors may designate a substitute nominee, or, if not, then there will remain a vacancy on the Board of Directors. If the Board of Directors designates a substitute nominee, shares represented by proxies voted for the nominee who is unable to stand for election will be voted for the substitute nominee.

How may I vote for the non-binding advisory vote approving executive compensation, and how many votes must this proposal receive to pass?

With respect to this proposal, you may:

•	vote FOR the approval of executive compensation;

•	vote AGAINST the approval of executive compensation; or

•	ABSTAIN from voting on the proposal.

In accordance with applicable law, this vote is “advisory”, meaning it will serve as a recommendation to our Board of Directors, but will not be binding. However, our Board of Directors and the Compensation Committee thereof will consider the outcome of the vote when making future compensation decisions for our executive officers.

How may I vote for the non-binding advisory vote on the frequency of future advisory votes approving executive compensation, and how many votes must this proposal receive to pass?

With respect to this proposal, you may:

•	vote EVERY 3 YEARS on the frequency of future advisory votes approving executive compensation;

•	vote EVERY 2 YEARS on the frequency of future advisory votes approving executive compensation;

•	vote EVERY 1 YEAR on the frequency of future advisory votes approving executive compensation; or

•	ABSTAIN from voting on the proposal.

The non-binding advisory vote on the frequency of future advisory votes approving executive compensation will be determined by a plurality of the votes cast of the outstanding shares of Class A common stock present in person or represented by proxy at the Annual Meeting and entitled to vote, which means that the option receiving the highest number of votes will be determined to be the preferred frequency. In addition, as an advisory vote, this proposal is not binding. In light of the foregoing, our Board of Directors and Compensation Committee will consider the choice that receives the most votes in making future decisions regarding the frequency of future advisory votes approving executive compensation.

How may I vote for the proposal to ratify the appointment of our independent registered public accounting firm, and how many votes must this proposal receive to pass?

With respect to this proposal, you may:

•	vote FOR the ratification of the accounting firm;

•	vote AGAINST the ratification of the accounting firm; or

•	ABSTAIN from voting on the proposal.

In order to pass, the proposal must receive the affirmative vote of a majority of the votes entitled to be cast by holders of Class A common stock at the Annual Meeting by the holders who are present in person, electronically or by proxy.

What happens if I sign and return my proxy card but do not provide voting instructions?

If you return a signed card but do not provide voting instructions, your shares will be voted as follows:

•	FOR both director nominees;

•	FOR the approval of executive compensation;

•	EVERY 1 YEAR on the frequency of future advisory votes approving executive compensation;

•	FOR the ratification of the appointment of our independent registered public accounting firm; and

•	At the discretion of the proxy holders, either FOR or AGAINST any other matter or business that may properly come before the Annual Meeting.

Will my shares be voted if I do not submit a proxy by using the Internet, by calling, or by signing and returning my proxy card?

If you do not submit a proxy by using the Internet, by calling or by signing and returning your proxy card, then your shares will not be voted and will not count in deciding the matters presented for stockholder consideration at the Annual Meeting unless you attend the Annual Meeting and vote in person.

If your shares are held in street name through a bank or broker, your bank or broker may vote your shares under certain limited circumstances if you do not provide voting instructions before the Annual Meeting. These circumstances include voting your shares on “routine matters,” such as the ratification of the appointment of our independent registered public accountants described in this proxy statement. With respect to the proposal to ratify the appointment of our independent public account, therefore, if you do not vote your shares, your bank or broker may vote your shares on your behalf or leave your shares unvoted.

The election of directors, the non-binding advisory vote approving executive compensation and the non-binding advisory vote on the frequency of future advisory votes approving executive compensation are not considered routine matters. When a proposal is not a routine matter and the brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. This is called a “broker non-vote.” Broker non-votes that are represented at the Annual Meeting will be counted for purposes of establishing a quorum, but cannot vote for or against a non-routine matter.

We encourage you to provide voting instructions to your bank or brokerage firm. This action ensures your shares will be voted at the Annual Meeting in accordance with your wishes.

What is the vote required for each proposal to pass, and what is the effect of abstentions and broker non-votes on the proposals?

The following table summarizes the Board of Directors’ recommendation on each proposal, the vote required for each proposal to pass and the effect of abstentions and broker non-votes on each proposal.

Proposal Number	Item	Board Voting Recommen- dation	Votes Required for Approval	Abstentions/ Withheld Votes	Broker Non-Votes
1	Election of Directors	FOR	The two nominees who receive the most FOR votes properly cast in person, electronically or by proxy and entitled to vote will be elected	No effect	No effect

2	Advisory vote approving executive compensation	FOR	Majority of the voting power of the shares of Class A common stock present in person, electronically or by proxy and entitled to vote	Vote against	No effect

3	Advisory vote on the frequency of future advisory votes approving executive compensation	EVERY 1 YEAR	The option receiving the most FOR votes properly cast in person, electronically or by proxy and entitled to vote	No effect	No effect

4	Ratification of independent registered public accounting firm	FOR	Majority of the voting power of the shares of Class A common stock present in person, electronically or by proxy and entitled to vote	Vote against	Discretionary voting by broker permitted

What do I need to show to attend the Annual Meeting in person?

If you are a registered stockholder, you will need proof of your share ownership (such as a recent brokerage statement or letter from your broker showing that you owned shares of Class A common stock as of April 15, 2015) and a form of government-issued photo identification. If you are a beneficial stockholder, you will need to bring proof of beneficial ownership as of April 15, 2015, such as the most recent account statement reflecting your stock ownership prior to such date, a copy of the voting instruction card provided by your broker, bank, trustee or other nominee or similar evidence of ownership. If you do not have the required proof of ownership and valid photo identification, you may not be admitted to the Annual Meeting. All bags, briefcases and packages will be held at registration and will not be allowed in the meeting.

Who pays for the cost of proxy preparation and solicitation?

The accompanying proxy is solicited by our Board of Directors. Any costs of the solicitation of proxies will be borne by us. We pay for the cost of proxy preparation and solicitation, including the reasonable charges and expenses of brokerage firms, banks, trusts or nominees for forwarding proxy materials to street name holders. We are soliciting proxies primarily by mail. In addition, our directors, officers and employees may solicit proxies by telephone or other means of communication personally. Our directors, officers and employees will receive no additional compensation for these services other than their regular compensation.

I share an address with another stockholder. Why did we receive only one copy of the proxy materials and how may I obtain an additional copy of the proxy materials?

We are sending only one copy of our proxy statement and annual report to stockholders who share the same last name and address, unless they have notified us that they want to continue receiving multiple copies. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs.

If you received a householded mailing this year and you would like to have additional copies of our proxy materials mailed to you or you would like to opt out of this practice for future mailings, we will promptly deliver such additional copies to you if you submit your request in writing to our Corporate Secretary at Tribune Media Company, 435 North Michigan Avenue, Chicago, Illinois 60611, or call us at 312-994-9300. You may also contact us in the same manner if you received multiple copies of the proxy materials and would prefer to receive a single copy in the future.

Can I receive future proxy materials and annual reports electronically?

Yes. This proxy statement and the annual report are available by accessing the website located at www.proxyvote.com. Instead of receiving future paper copies in the mail, you can elect to receive an email that provides a link to our future annual reports and proxy materials on the Internet. Opting to receive your proxy materials electronically will save us the cost of producing and mailing documents to your home or business, will reduce the environmental impact of our annual meetings, and will give you an automatic link to the proxy voting site.

If you are a stockholder of record and wish to enroll in the electronic proxy delivery service for future meetings, you may do so by going to www.proxyvote.com and following the prompts.

How can I make a proposal or make a nomination for director for next year’s annual meeting?

You may present proposals for action at a future meeting or submit nominations for election of directors only if you comply with the requirements of the proxy rules established by the SEC and our Bylaws, as applicable. In order for a stockholder proposal or nomination for director to be considered for inclusion in our proxy statement and form of proxy relating to our annual meeting of stockholders to be held in 2016, the proposal or nomination must be received by us at our principal executive offices no later than Tuesday, December 22, 2015 pursuant to SEC Rule 14a-8. Stockholders wishing to nominate a director or bring a proposal not included in next year’s proxy statement at the 2016 annual meeting must provide written notice of such nomination or proposal to our Corporate Secretary, Tribune Media Company, 435 North Michigan Avenue, Chicago, Illinois 60611 between Thursday, January 21, 2016 and Saturday, February 20, 2016 and comply with the other provisions of our Bylaws, except that if the date of the 2016 annual meeting of stockholders is not within 30 days before or after the anniversary of the 2015 Annual Meeting, such notice must be delivered at the address above no later than the close of business on the 10th day following the day on which notice of the date of the 2016 annual meeting was first mailed or public disclosure of the date of the 2016 annual meeting was first made, whichever occurs first.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Our Board Structure

In accordance with the terms of our second amended and restated certificate of incorporation (the “Certificate of Incorporation”), our Board of Directors is divided into three classes, Class I, Class II, and Class III, with members of each class serving staggered three-year terms. Under our Bylaws, except as may otherwise be provided in our Certificate of Incorporation, our Board of Directors consists of such number of directors as may be determined from time to time by resolution of the Board of Directors, but in no event may the number of directors be less than seven or more than nine. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. Our Certificate of Incorporation and Bylaws provide that any vacancy on our Board of Directors, including a vacancy resulting from any increase in the authorized number of directors, may be filled only by the affirmative vote of a majority of our directors then in office, even if less than a quorum, or by a sole remaining director, provided that any vacancy created by any of the initial members of our Board of Directors designated by any of Oaktree Tribune, L.P., entities affiliated with JPMorgan Chase Bank, N.A. and investment funds managed by Angelo, Gordon & Co., L.P. (collectively, the “Stockholders”) pursuant to the Fourth Amended Joint Plan of Reorganization for Tribune Company and its Subsidiaries (subsequently amended and modified, the “Plan”) during their initial term, may be filled only by such Stockholder that designated such initial director. Any director elected to fill a vacancy will hold office until such director’s successor shall have been elected and qualified or until such director’s earlier death, resignation or removal. Our classified Board of Directors could have the effect of delaying or discouraging an acquisition of us or a change in our management.

Our Board of Directors is currently composed of seven members. We have two directors in Class I, two directors in Class II and three directors in Class III. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors.

Director	Age	Position	Director Since
Class I Directors for election at the 2017 Annual Meeting
Craig A. Jacobson	62	Director	2012
Laura R. Walker	57	Director	2014

Class II Directors for election at the 2015 Annual Meeting
Michael Kreger	33	Director	n/a
Peter Liguori	54	Director, President and Chief Executive Officer	2012

Class III Directors for election at the 2016 Annual Meeting
Bruce A. Karsh	59	Chairman of the Board	2012
Ross Levinsohn	51	Director	2012
Peter E. Murphy	52	Director	2012

At each annual meeting of stockholders, the successors of the directors whose term expires at that meeting are elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. The term of our two current Class II directors expires at this year’s Annual Meeting. The Board of Directors is therefore asking you to elect the two nominees to serve as Class II directors. Peter Liguori, currently a Class II director, has been nominated for reelection at the Annual Meeting. Kenneth Liang currently serves as a Class II director, but has declined to stand for reelection at the Annual Meeting and, assuming that our nominee is elected at the Annual Meeting, will resign from the Board of Directors effective immediately upon the election of Michael Kreger. See “Proposal 1: Election of Directors.”

Set forth below is biographical information as well as background information relating to each nominee’s and continuing director’s business experience, qualifications, attributes and skills that underlie the Board of

Directors’ and Nominating and Corporate Governance Committee’s belief that each individual is a valuable member of the Board of Directors. The persons who have been nominated for election and are to be voted upon at the Annual Meeting are listed first, with continuing directors following thereafter.

Class II Nominees

Michael Kreger is a vice president in the opportunities funds of Oaktree Capital Management, L.P., formerly Oaktree Capital Management, LLC, a Los Angeles-based investment management firm. Prior to joining Oaktree in 2014, Mr. Kreger was most recently a director at Madison Dearborn Partners having joined the firm in 2010 following graduation from Harvard Business School. Prior to business school, Mr. Kreger was an analyst in the Industrials group at UBS Investment Bank from 2004 to 2006 and an Associate with Madison Dearborn from 2006 to 2008. Mr. Kreger is currently a member of the board of directors and audit committee of Aleris Corporation. Mr. Kreger also previously served on the boards of directors of Bway Corporation from August 2010 to November 2012, Schrader International, Inc. from April 2012 to January 2014, and Multi Packaging Solutions, Inc. from August 2013 to January 2014.

Specific qualifications, experience, skills and expertise include:

•	Expertise in corporate finance and investment management; and

•	Core business skills, including strategic planning.

Peter Liguori has been a director since December 31, 2012 and has been our President and Chief Executive Officer since January 2013. From July 2012 to January 2013, Mr. Liguori served as an operating executive for The Carlyle Group’s telecommunications and media team. Mr. Liguori previously served as chief operating officer of Discovery Communications, Inc., a global media and entertainment company, from January 2010 to December 2012. Before joining Discovery in 2009, Mr. Liguori served as chairman of entertainment for the Fox Broadcasting Company, a commercial broadcast television network. Prior to assuming that position in 2005, Mr. Liguori was president and chief executive officer of News Corporation’s FX Networks since 1998, overseeing business and programming operations for FX and Fox Movie Channel. Mr. Liguori joined Fox/Liberty Networks in 1996 as senior vice president, marketing, for a new joint venture, which now includes Fox Sports Net, FX, Fox Sports World, SPEED and National Geographic Channel. Prior to joining Fox, Mr. Liguori was vice president, consumer marketing, at HBO, a cable and satellite television network. He also held several positions in HBO’s Home Video Division, including vice president, marketing, and senior vice president, marketing. Liguori also has experience as a producer of the widely acclaimed independent feature film, “Big Night.” Prior to HBO, he worked in advertising at Ogilvy & Mather and Saatchi & Saatchi. Mr. Liguori previously served on the boards of directors of Yahoo! Inc. from May 2012 to May 2014, and Metro-Goldwyn-Mayer Studios Inc. from March 2012 to January 2014.

Specific qualifications, experience, skills and expertise include:

•	Signficant operating and management experience;

•	Core business skills, including operations and strategic planning; and

•	Deep understanding of the media industry.

Continuing Directors

Class I Directors—Terms Expiring at the 2017 Annual Meeting:

Craig A. Jacobson has been a director since December 31, 2012 and is a member of the Audit Committee and the Compensation Committee. Mr. Jacobson is a founding partner at the law firm of Hansen, Jacobson, Teller, Hoberman, Newman, Warren, Richman, Rush & Kaller, L.L.P., where he has practiced entertainment law since June 1987. Mr. Jacobson is a member of the board of directors and audit committee of Expedia, Inc. and presently serves on the board of directors of Charter Communications, Inc., where he previously served as a member of its audit committee until 2013. Mr. Jacobson was a director of Ticketmaster Entertainment, Inc. from August 2008 until its merger with Live Nation, Inc. in January 2010. Mr. Jacobson also previously served on the boards of Aver Media LP, a privately held Canadian lending institution, and Eventful, Inc., a digital media company.

Specific qualifications, experience, skills and expertise include:

•	Extensive familiarity with the creative and business aspects of the cable and syndicated television industries;

•	Extensive previous public company board experience; and

•	Deep understanding of the media industry, including the motion picture, television and digital businesses.

Laura R. Walker has been a director since July 14, 2014 and is a member of the Compensation Committee. Since December 1995, Ms. Walker has been the president and chief executive officer of New York Public Radio, which owns and operates WNYC-FM, WNYC-AM, WQXR, WQXW, New Jersey Public Radio, The Jerome L. Greene Performance Space and a variety of digital properties, including wnyc.org, wqxr.org and thegreenespace.org. Ms. Walker began her professional career as a journalist and producer at National Public Radio, where she received a Peabody Award for Broadcast Excellence. In 1983, she joined the staff of Carnegie Hall, where she launched the award-winning series AT&T Presents Carnegie Hall Tonight. She joined the Sesame Workshop (formerly Children’s Television Workshop) in 1987, where for eight years she worked on programming and development initiatives, and led the organization’s efforts to establish a cable television channel (now Noggin). In addition to the New York Public Radio Board of Trustees, Ms. Walker sits on the boards of Saint Ann’s School, the Yale Center for Customer Insights, Claims Processing Facility, Inc. and Eagle Picher Industries Asbestos Trust, where she also serves as the chair of the audit committee. She is the chair of the Station Resource Group. Previously, Ms. Walker sat on the Board of Advisors for the Yale School of Management, the Board of Trustees for Education Development Center and on the board of directors for Public Radio International, the Women’s Forum of New York, Inc. and the Hudson Square Connection.

Specific qualifications, experience, skills and expertise include:

•	Operating and management experience;

•	Core business skills, including operations and marketing; and

•	Deep understanding of the media and radio industry.

Class III Directors—Terms Expiring at the 2016 Annual Meeting:

Bruce A. Karsh has been a director since December 31, 2012 and is a member of the Compensation Committee and the Nominating and Corporate Governance Committee. Mr. Karsh is a co-founder of Oaktree Capital Management, L.P., formerly Oaktree Capital Management, LLC, a Los Angeles-based institutional money management firm where he is currently co-chairman and chief investment officer, as well as a portfolio manager for Oaktree’s distressed opportunities and value opportunities strategies. Prior to co-founding Oaktree, Mr. Karsh was a managing director of the TCW Asset Management Company and the portfolio manager of its Special Credits Funds for seven years. Prior to joining TCW, Mr. Karsh worked as assistant to the chairman of Sun Life Insurance Company of America and of SunAmerica, Inc., its parent. Prior to that, Mr. Karsh was an attorney with the law firm of O’Melveny & Myers LLP. Mr. Karsh currently serves on the board of directors of Oaktree Capital Group, LLC and previously served as a director of Charter Communications, Inc. and LBI Media Holdings, Inc. Mr. Karsh also serves on the Duke University Board of Trustees.

Specific qualifications, experience, skills and expertise include:

•	Expertise in corporate finance and investment management;

•	Core business skills, including operations and strategic planning; and

•	Deep understanding of the media industry.

Ross Levinsohn has been a director since December 31, 2012 and is a member of the Audit Committee and the Nominating and Corporate Governance Committee. Mr. Levinsohn serves as Executive Chairman and a member of the Board of Directors of Scout Media, a multi-channel, male-focused media network owned by The Pilot Group. Previously, Mr. Levinsohn served as chief executive officer at Guggenheim Digital Media, a financial services and asset management firm, from January 2013 to June 2014. Mr. Levinsohn served as interim chief executive officer and executive vice president, head of global media at Yahoo! Inc., a multinational internet company, from October 2010 to August 2012. Prior to that post he was executive vice president of the Americas region for Yahoo!. Mr. Levinsohn co-founded Fuse Capital, an investment and strategic equity management firm focused on investing in and building digital media and communications companies. Prior to Fuse Capital, Mr. Levinsohn spent six years at News Corporation, serving as senior vice president and then president of Fox Interactive Media. Mr. Levinsohn also held senior management positions with AltaVista, CBS Sportsline and HBO. Mr. Levinsohn currently serves on the board and audit committee of Millennial Media, Inc., and on the board of Zefr, Inc., which provides solutions for professional content owners on YouTube, and the National Association of Television Program Executives (NATPE), and previously held board positions with Freedom Communications, Inc., Napster, Inc., Generate, BBE Sound, Crowd Fusion and True/Slant.

Specific qualifications, experience, skills and expertise include:

•	Operating and management experience;

•	Core business skills, including operations and strategic planning; and

•	Deep understanding of the media industry.

Peter E. Murphy has been a director since December 31, 2012 and is a member of the Audit Committee and the Nominating and Corporate Governance Committee. Mr. Murphy is the chief executive officer of Wentworth Capital Management, which he founded in January 2007, a private investment and venture capital firm focused on media, technology, and branded consumer businesses. Mr. Murphy previously served as president, strategy & development of Caesars Entertainment Corp., an Apollo-TPG portfolio company and the world’s largest gaming company, from August 2009 to July 2011. Prior to Caesars, Mr. Murphy was an operating partner at Apollo Global Management, LLC focused on media and entertainment investing. Previously, Mr. Murphy spent 18 years at The Walt Disney Company in senior executive roles, serving as Disney’s senior executive vice president, chief strategic officer, senior advisor to the chief executive officer, a member of Disney’s executive management committee, and chief financial officer of ABC, Inc. Mr. Murphy currently serves on the board of directors of Malibu Boats, LLC, where he also serves as chairman of the compensation committee, and Revel Entertainment Group, where he also serves as chairman of the board, and he also serves as a board advisor to DECA TV. He previously served on the board of directors of Fisher Communications and Dial Global.

Specific qualifications, experience, skills and expertise include:

•	Operating and management experience;

•	Core business skills, including financial and strategic planning; and

•	Deep understanding of the media and entertainment industry.

Selecting Nominees for Director

Our Board of Directors has delegated to the Nominating and Corporate Governance Committee the responsibility for reviewing and recommending to the board nominees for director. In accordance with our Nominating and Corporate Governance Committee Charter and Corporate Governance Guidelines, the Nominating and Corporate Governance Committee, in evaluating director candidates, recommends to the Board of Directors appropriate criteria for the selection of new directors based on the strategic needs of the Company and the Board of Directors, and periodically reviews the criteria adopted by the Board of Directors and, if deemed desirable, recommends changes to such criteria.

The Board of Directors seeks members from diverse professional backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity. The Board of Directors does not have a formal policy with respect to diversity and inclusion; however, it affirms the value placed on diversity within the Company. Diversity of experience is one of many factors the Nominating and Corporate Governance Committee considers when recommending director nominees to the Board of Directors. The Board of Directors seeks members that have experience in positions with a high degree of responsibility or are, or have been, leaders in the companies or institutions with which they are, or were, affiliated, but may seek other members with different backgrounds, based upon the contributions they can make to the Company.

The Nominating and Corporate Governance Committee is responsible for recommending to the Board of Directors nominees for election to the Board of Directors at each annual meeting of stockholders and for identifying one or more candidates to fill any vacancies that may occur on the Board of Directors. New candidates may be identified through recommendations from existing directors or members of management, search firms, discussions with other persons who may know of suitable candidates to serve on the Board of Directors, and shareholder recommendations. Evaluations of prospective candidates typically include a review of the candidate’s background and qualifications by the Nominating and Corporate Governance Committee, interviews with the committee as a whole, one or more members of the committee, or one or more other board members, and discussions within the committee and the full board. The Nominating and Corporate Governance Committee then recommends candidates to the full board, with the full Board of Directors selecting the candidates to be nominated for election by the stockholders or to be elected by the Board of Directors to fill a vacancy. In addition, any vacancy created by any of the initial members of our Board of Directors designated by any of the Stockholders pursuant the Plan during their initial term may be filled only by such Stockholder that designated such initial director.

The Nominating and Corporate Governance Committee will consider director candidates proposed by shareholders as well as recommendations from other sources. Any stockholder who wishes to recommend a prospective candidate for the Board of Directors for consideration by the Nominating and Corporate Governance Committee may do so by submitting the name and qualifications of the prospective candidate in writing, in care of the Corporate Secretary, to Tribune Media Company, 435 North Michigan Avenue, Chicago, Illinois 60611. Any such submission should also describe the experience, qualifications, attributes and skills that make the prospective candidate a suitable nominee for the Board of Directors. Our Bylaws set forth the requirements for direct nomination of an individual by a shareholder for election to the Board of Directors.

Director Independence

Our Board of Directors has determined, after considering all of the relevant facts and circumstances, that all directors and director nominees other than Messrs. Levinsohn and Liguori are considered “independent” directors within the meaning of the listing standards of the NYSE.

Executive Sessions of Our Non-Management Directors

The non-management directors will meet at regularly scheduled executive sessions without management not less frequently than two times per year. The independent directors will meet at least once a year in an executive session without management. At least once a year, the non-management directors will meet with the Chief Executive Officer without the other executive officers being present. The Chairman of the Board shall act as chair at such meetings. If the Chairman of the Board is not an independent director, the Board will either designate an independent director to preside at the meetings of independent directors or a procedure by which a presiding director is selected for these meetings.

Communications with the Board

Stockholders and other interested parties who wish to contact our Board of Directors as a whole, the independent directors or any individual member of the Board of Directors or any committee therefore may email at BoardofDirectors@Tribunemedia.com or send written correspondence to Tribune Media Board of Directors, Tribune Media Company, 435 North Michigan Avenue, Chicago, Illinois 60611. The Board of Directors has designated the Corporate Secretary as its agent to receive and review written communications addressed to the Board of Directors, any of its committees or any director. Depending on the subject matter, the Corporate Secretary will either (i) promptly forward to the Chairman of the Audit Committee and the Office of the General Counsel any communication alleging legal, ethical or compliance issues by management or any other matter deemed by the Corporate Secretary to be potentially material to the Company or (ii) not forward to the Board of Directors, any committee or any director, any communications of a personal nature or not related to the duties of the Board of Directors, including, without limitation, junk mail and mass mailings, business solicitations, routine customer service complaints, new product or service suggestions, opinion survey polls or any other communications deemed by the Corporate Secretary to be immaterial to the Company and the Board of Directors.

Board Leadership Structure

As noted in our Corporate Governance Guidelines, the Board of Directors has no policy with respect to the separation of the offices of Chairman and Chief Executive Officer. The Board of Directors believes it is important to retain its flexibility to allocate the responsibilities of the offices of the Chairman and Chief Executive Officer in any way that is in the best interests of the Company at a given point in time. Mr. Karsh currently serves as the Chairman of the Board of Directors and Mr. Liguori currently serves as Chief Executive Officer. The Board of Directors believes this governance structure currently promotes a balance between the Board’s independent authority to oversee our business and the Chief Executive Officer and his management team who manage the business on a day-to-day basis. If the Board of Directors chooses to combine the offices of Chairman and Chief Executive Officer in the future, a lead director will be appointed annually by the independent directors.

Board’s Role in Risk Oversight

Our Board of Directors as a whole has responsibility for overseeing our risk management. The Board of Directors exercises this oversight responsibility directly and through its committees. The oversight responsibility of the Board of Directors and its committees is informed by reports from our management team and from our internal audit department that are designed to provide visibility to the Board of Directors about the identification and assessment of key risks and our risk mitigation strategies. Our Chief Executive Officer oversees our management succession planning. The full Board of Directors has primary responsibility for evaluating strategic and operational risk management. Our Audit Committee has the responsibility for overseeing our major financial and accounting risk exposures and the steps our management has taken to monitor and control these exposures, including policies and procedures for assessing and managing risk. Our Compensation Committee evaluates risks arising from our compensation policies and practices, as more fully described below. The Audit and Compensation Committees and our Chief Executive Officer provide reports to the full Board of Directors regarding these and other matters.

Corporate Governance Guidelines and Code of Business Conduct and Ethics

Our Board of Directors has adopted Corporate Governance Guidelines and a Code of Business Conduct and Ethics for directors, officers and employees. The Corporate Governance Guidelines set forth our policies and procedures relating to corporate governance and cover topic including, but not limited to, director qualification and responsibilities, Board composition and management and succession planning. Our Corporate Governance Guidelines are available on the corporate governance section of our investor relations website at http://www.tribunemedia.com.

Our Board of Directors has adopted a Code of Ethics and Business Conduct that applies to all of the Company’s officers, employees and directors, and a Code of Ethics for CEO and Senior Financial Officers that applies to our Chief Executive Officer, Chief Financial Officer, Vice President and Controller, Vice President/Internal Audit, Vice President and Treasurer, Vice President/Corporate Finance & Investor Relations and any person performing similar functions. A copy of both codes is available on the corporate governance section of our investor relations website at http://www.tribunemedia.com.

Committees of the Board

Our Board of Directors has the following committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The charters for each of the Audit, Compensation and Nominating and Corporate Governance Committees are available on the corporate governance section of our investor relations website at http://www.tribunemedia.com. The following table shows the current members of each committee and the number of meetings held during fiscal 2014.

Director	Audit	Compensation	N&CG
Craig A. Jacobson	✓	✓*
Bruce A. Karsh		✓	✓
Ross Levinsohn	✓		✓
Kenneth Liang		✓
Peter E. Murphy	✓*		✓
Laura R. Walker		✓
Number of meetings	5	5	3

✓ = current committee member; * = chair

Audit Committee. As more fully described in its charter, our Audit Committee has the responsibility for, among other things, assisting the Board of Directors in reviewing our financial reporting and other internal control processes, our financial statements, the independent auditors’ qualifications and independence, the performance of our internal audit function and independent auditors and our compliance with legal and regulatory requirements and our code of business conduct and ethics.

Our Board of Directors has determined that Mr. Murphy is an “audit committee financial expert” as that term is defined in the rules and regulations of the SEC and that each of the three Audit Committee members, Messrs. Jacobson, Levinsohn and Murphy, is “financially literate” under the NYSE rules. Each member of our Audit Committee (other than Mr. Levinsohn) is independent under applicable NYSE listing standards and meets the standards for independence required by U.S. securities law requirements applicable to public companies, including Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with such independence requirements to be satisfied by all members of the Audit Committee no later than December 4, 2015, one year from the date of effectiveness of the registration statement filed with the SEC in connection with the listing of our Class A common stock on the NYSE.

Compensation Committee. As more fully described in its charter, our Compensation Committee has the responsibility for reviewing and approving the compensation and benefits of our employees, directors and consultants, administering our employee benefits plans, authorizing and ratifying stock option grants and other incentive arrangements and authorizing employment and related agreements. Each member of our Compensation Committee is independent under applicable NYSE listing standards.

The Compensation Committee has the authority to retain compensation consultants, outside counsel and other advisers. During 2014, the committee engaged Exequity LLP (“Exequity”) as its independent compensation consultant. Pursuant to our policy, Exequity provides no services to us other than consulting services provided at the direction of the Compensation Committee. In 2014, the Compensation Committee reviewed Exequity’s independence and confirmed Exequity’s independence and that no conflicts of interest exist.

During 2014, our Compensation Committee consisted of Messrs. Jacobson, Karsh and Liang and Ms. Walker. There are no members of the Compensation Committee who serve as an officer or employee of the Company or any of its subsidiaries. In addition, no executive officer of the Company serves as a director or as a member of the compensation committee of a company (i) whose executive officer served as a director or as a member of the Compensation Committee of the Company and (ii) which employs a director of the Company.

Nominating and Corporate Governance Committee. As more fully described in its charter, our Nominating and Corporate Governance Committee has the responsibility, among its other duties and responsibilities, for identifying and recommending candidates to the Board of Directors for election to our Board of Directors, reviewing the composition of the Board of Directors and its committees, developing and recommending to the Board of Directors corporate governance guidelines that are applicable to us, and overseeing Board of Directors evaluations. Each member of our Nominating and Corporate Governance Committee (other than Mr. Levinsohn) is independent under applicable NYSE listing standards, with such independence requirements to be satisfied by all members of the Nominating and Corporate Governance Committee no later than December 4, 2015, one year from the date of effectiveness of the registration statement filed with the SEC in connection with the listing of our Class A common stock on the NYSE.

Meetings of the Board of Directors and Attendance at the Annual Meeting

Our Board of Directors held 16 meetings during fiscal 2014. Each of our directors attended at least 75% of the total number of meetings of the board and any committees of which he or she was a member. Directors are encouraged to attend our annual meetings. The Annual Meeting is the Company’s first annual meeting since becoming a public company during fiscal 2014.

Plurality Voting for Directors

The Company’s Bylaws provide for the election of directors by a plurality of the votes validly cast. This means that the two individuals nominated for election to the Board of Directors who receive the most “FOR” votes (among votes properly cast in person, electronically or by proxy) will be elected.

Executive Officers

Our executive officers are designated by, and serve at the discretion of, our Board of Directors. There are no family relationships among any of our directors or executive officers. Our executive officers are as follows:

Executive Officer	Age	Position
Peter Liguori	54	Director, President and Chief Executive Officer
Steven Berns	50	Executive Vice President and Chief Financial Officer
Chandler Bigelow	46	Executive Vice President, Chief Business Strategies and Operations Officer
Melanie Hughes	52	Executive Vice President, Human Resources
Edward P. Lazarus	55	Executive Vice President, General Counsel and Corporate Secretary
John Batter	52	Chief Executive Officer, Gracenote and Executive Vice President, Tribune Media
Matthew Cherniss	42	President and General Manager, WGN America & Tribune Studios
Lawrence Wert	58	President, Broadcast Media

Mr. Liguori’s biography and related information may be found above at “Directors, Executive Officers and Corporate Governance—Class II Nominees.” The following is biographical information for each of our other executive officers:

Steven Berns has served as Executive Vice President and Chief Financial Officer since July 2013. From May 2009 to May 2013, Mr. Berns served as the executive vice president and chief financial officer of Revlon, Inc., a worldwide cosmetics and beauty products company. Prior to that time, Mr. Berns was chief financial officer of Tradeweb Markets, LLC, a leading over-the-counter, multi-asset class online marketplace, and a pioneer in the development of electronic trading and trade processing, since November 2007. From November 2005 until July 2007, Mr. Berns served as president, chief financial officer and director of MDC Partners Inc. and from September 2004 to November 2005, Mr. Berns served as vice chairman and executive vice president of MDC Partners. Prior to that, Mr. Berns was the senior vice president and treasurer of Interpublic Group of Companies, Inc., an organization of advertising agencies and marketing services companies from August 1999 until September 2004. Before that, Mr. Berns held a variety of positions in finance at Revlon, Inc. from April 1992 until August 1999, becoming vice president and treasurer in 1996. Prior to joining Revlon in 1992, Mr. Berns worked at Paramount Communications, Inc. and at a predecessor public accounting firm of Deloitte & Touche LLP. Mr. Berns is a Certified Public Accountant. Mr. Berns currently serves as a director and chairman of the audit committee of Shutterstock, Inc., a global marketplace for licensed imagery. He served as a director and member of the audit and compensation committees for LivePerson, Inc. from April 2002 until June 2011.

Chandler Bigelow has served as Executive Vice President, Chief Business Strategies and Operations Officer since July 2013. Mr. Bigelow helps lead the ongoing transformation of our traditional media businesses, and oversees our equity investments and real estate portfolio. Mr. Bigelow served as our Executive Vice President, Chief Financial Officer from April 2008 to July 2013, overseeing all corporate finance functions, including financial reporting, tax, audit and treasury, during which period we and 110 of our direct and indirect wholly-owned subsidiaries filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code in the United States Bankruptcy Court of the District of Delaware. Prior to that, he served as Vice President, Treasurer with responsibility for our financing activities, cash management, short-term and retirement fund investments and risk-management programs beginning in 2003. Previously, Mr. Bigelow was Assistant Treasurer since 2001 and served as director/corporate finance from 2000 to 2001. He joined Tribune in 1998 as part of the Tribune Financial Development Program and became corporate finance manager in 1999. Prior to Tribune, Bigelow was manager of investor relations for Spyglass, Inc., an internet software company, from 1996 to 1997. In 1994, he co-founded Brainerd Communicators, Inc., an investor relations firm, where he served as vice president through 1995. He is a board member for the Guild of the Chicago Botanic Garden and of the Springboard Foundation in Chicago.

Melanie Hughes has served as Executive Vice President, Human Resources since May 2013. From August 2012 to May 2013, she was president of Org4Change, an organizational consulting firm. She previously served as chief administrative officer for Gilt Groupe, an online shopping website, from April 2009 to August 2012, where she was responsible for customer service, creative services, human resources, facilities and sales operations.

Edward P. Lazarus has served as Executive Vice President, General Counsel and Corporate Secretary since January 2013. From February 2012 to January 2013, he worked as an independent consultant and attorney. He previously served as chief of staff to the chairman of the Federal Communications Commission, Julius Genachowski, from July 2009 to February 2012. In that capacity, he oversaw policy development and implementation, strategic planning, communications, legislative and intergovernmental affairs, and agency management. From 2000 to 2009, Mr. Lazarus practiced law at Akin Gump Strauss Hauer & Feld LLP, where he launched the firm’s appellate section, chaired the national litigation steering committee, and was elected to the management committee.

John Batter has served as Chief Executive Officer, Gracenote and Executive Vice President, Tribune Media since August 2014. From August 2011 to August 2014, Mr. Batter was chief executive officer and a member of the board of directors of M-Go, a digital TV and movie streaming service offered jointly by DreamWorks Animation SKG, Inc. and Technicolor SA. Prior to M-Go, Mr. Batter served as president, production of DreamWorks Animation from January 2006 to August 2011.

Matthew Cherniss has served as President and General Manager, WGN America & Tribune Studios since April 2013. Mr. Cherniss previously served as senior vice president, production for Warner Bros. Entertainment Inc., a film, television and music entertainment company from April 2011 to April 2013. From September 2008 to April 2011, Mr. Cherniss served as executive vice president, programming for Fox Broadcasting Company, a commercial broadcast television network.

Lawrence Wert has served as President, Broadcast Media since February 2013. Mr. Wert, who has over 30 years of experience in the broadcasting industry, is responsible for overseeing the strategy and day-to-day activities of our 42 owned or operated television stations and our Chicago radio station, WGN. From 1998 to 2011, he was the president and general manager of WMAQ-TV, the NBC-owned and operated station in Chicago. From 2008 to 2011, he additionally served as president of NBC Local Media’s central and western region. From 2011 to 2013, Mr. Wert was executive vice president of station initiatives for 10 NBC-owned stations. Mr. Wert serves on the board of directors for several charities, including the Museum of Broadcast Communications, the Children’s Brittle Bond Foundation, Catholic Charities, and Chicagoland Chamber of Commerce.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) describes material elements of our compensation philosophy, summarizes our compensation programs, and reviews compensation decisions for the following Named Executive Officers (the “NEOs”):

Name	Title
Peter Liguori	Chief Executive Officer
Steven Berns	Executive Vice President, Chief Financial Officer
Lawrence Wert	President, Broadcast Media
Chandler Bigelow	Executive Vice President, Chief Business Strategies and Operations Officer
Edward P. Lazarus	Executive Vice President, General Counsel and Corporate Secretary

2014 Accomplishments

2014 was a year of strategic, operational, and organizational repositioning. Key actions and milestones accomplishments in 2014 included the following:

•	Converted 50% of WGN America subscriber base from superstation to cable;

•	Integrated Local TV into our existing Television and Entertainment business, which added 19 TV stations in 16 markets;

•	Acquired Gracenote, What’s on India, Baseline and HWW to further establish the Company as a leading metadata company;

•	Secured significant retransmission consent agreements, which increased revenue and profits of the Television and Entertainment business;

•	Launched two original series on WGN America, Salem and Manhattan;

•	Completed the spin-off of the Company’s publishing operations into an independent publicly-traded company in a tax-free transaction;

•	Implemented a $400 million share repurchase program;

•	In a series of transactions, monetized the Company’s interest in Classified Ventures for total net proceeds after taxes of approximately $525 million; and

•	Completed the registration of the Company’s Class A common stock on the New York Stock Exchange (“NYSE”).

Contributions of the NEOs in 2014

Peter Liguori

Mr. Liguori presided over our business transformation in 2014. Through Mr. Liguori’s leadership, we achieved strong performance results, even while navigating the complexities of acquisitions, spin-offs and the Company’s registration on the NYSE. Mr. Liguori’s contributions in 2014 included strategic input and oversight of all activities associated with:

•	Integration of the acquisitions of Local TV, Gracenote, What’s on India, Baseline and HWW;

•	Completed the spin-off of the Company’s publishing operations into an independent publicly-traded company in a tax-free transaction;

•	Completed the registration of the Company’s Class A common stock on the NYSE;

•	Launched two original series on WGN America, Salem and Manhattan; and

•	In a series of transactions, monetized the Company’s interest in Classified Ventures for total net proceeds after taxes of approximately $525 million.

Steven Berns

Mr. Berns presides over the finance and information technology functions of the Company, as well as its restructuring activities. Mr. Berns’ contributions in 2014 included:

•	Leadership over the spin-off of the Company’s publishing operations into an independent publicly-traded company in a tax-free transaction;

•	Leadership of the Company’s financial reporting, corporate finance and investor relations efforts leading to the Company becoming an SEC registrant and its Class A common stock being listed on the NYSE;

•	Building the leadership teams in finance and technology to execute on the transformation of Tribune Media into a leading diversified media company; and

•	Leading the selection and commencing the implementation of new business applications as a foundation for the Company’s future cost reductions and increased operating efficiencies.

Lawrence Wert

In 2014, Mr. Wert had broad oversight over day-to-day activities of our owned or operated television stations and our radio station, WGN. Mr. Wert’s contributions in 2014 included:

•	Securing long-term agreements with ABC and CBS, including acquisition of the CBS affiliation in Indianapolis and the subsequent launch of a fully functional television station by year-end 2014;

•	Integration of the Local TV acquisition, including the recruitment of senior management and other key leadership positions within our Television and Entertainment segment;

•	Closing significant sports deals for the broadcasting group, including the New York Mets and the Chicago Blackhawks; and

•	Consolidation of all national sales with TeleRep, a division of Cox Reps, and execution of strategic partnerships with both Nielsen and Rentrak.

Chandler Bigelow

Mr. Bigelow is responsible for the Company’s long-term strategy as well as its equity investments, including its minority stakes in Television Food Network and CareerBuilder and its real estate. Mr. Bigelow’s contributions in 2014 included strategic input and oversight over all activities associated with:

•	Acquisitions of Gracenote, What’s on India, Baseline and HWW;

•	In a series of transactions, monetized the Company’s interest in Classified Ventures for total net proceeds after taxes of approximately $525 million; and

•	Oversight of the ongoing development of our real estate assets to maximize their value.

Edward P. Lazarus

Mr. Lazarus is responsible for all of our legal affairs, including transactions, regulatory matters, and litigation, as well as employment, compliance, and other legal policy matters. Mr. Lazarus’s contributions in 2014 included:

•	Completed the spin-off of the Company’s publishing operations into an independent publicly-traded company in a tax-free transaction, including public policy matters related to the congressional inquiry associated with the spin-off;

•	Registration of the Company’s Class A common stock on the NYSE; and

•	Contributions related to the renewal of retransmission consent agreements with the major MVPDs.

Overview of the Compensation Program

2014 Compensation Highlights

Highlights of compensation actions taken in 2014 include:

•	Creation of a performance share unit (“PSU”) plan design which incorporates both internal financial metrics and alignment with the interests of shareholders;

•	Establishment of a new pay benchmarking peer group of companies which will be used for 2015 compensation determinations to reflect the make-up of the Company following the completed the spin-off of the Company’s publishing operations and the continued growth of the Company’s Digital and Data business for purposes of aligning pay practices and pay levels with relevant talent market and industry standards;

•	Supplemental equity awards to NEOs to further tighten and align compensation opportunities and shareholder value creation; and

•	Adoption of executive share ownership guidelines of 5 times annual base salary for our Chief Executive Officer, 3 times base salary for the Presidents of our businesses, 1 times base salary for all other direct reports to the Chief Executive Officer and 3 times the annual retainer for Directors.

Pay Philosophy

Our executive compensation program is designed to promote attainment of short-term operating imperatives and long-term enterprise strategies that create shareholder value. The Compensation Committee and management developed our executive pay program in support of the fundamental pay philosophy guidelines described below.

In furtherance of our strategic operating imperatives and the executive pay philosophy, the pay program was designed to:

•	Establish a tight linkage between total compensation received and business results and shareholder value creation;

•	Encourage the profitable realignment of core businesses;

•	Support the attraction and retention of a highly capable leadership team; and

•	For 2014, facilitate the spin-off of the Company’s publishing operations and the registration of the Company’s Class A common stock on the NYSE.

Peer Group Development

In anticipation of the spin-off of the Company’s publishing operations, the Compensation Committee engaged Exequity to review the relevance of the then-current peer group. Exequity was asked to develop a new peer group for purposes of benchmarking executive compensation. The peer community was selected to reflect the post-Publishing Spin-off breadth of the Company’s business portfolio in each of the following industries: broadcasters (Cumulus Media Inc., Gannett Co., Inc., iHeartMedia, Inc., Meredith Corporation and Sinclair Broadcast Group, Inc.); content creation (AMC Networks Inc., Cablevision Systems Corp., Discovery Communications, Inc., Dreamworks Animation SKG, Inc., Lions Gate Entertainment Corp., Live Nation Entertainment Inc., The Madison Square Garden Company, Scripps Networks Interactive, Inc. and Starz Inc.); and data/digital (AOL Inc., IAC/Interactive Corp., Pandora Media, Inc., Rovi Corporation, United Online, Inc., and WebMD Health Corp.).

Comparability of the peer group was assessed in part by conducting a “peer of peer” analysis in addition to review of other talent market and operating characteristics. The peer group had median revenues and other financial and operating characteristics similar to the Company.

Pay Mix and Competitive Targeting

NEO compensation is weighted towards variable compensation (annual and long-term incentives), where actual amounts earned may differ from targeted amounts based on the Company’s success and individual performance. Each NEO has a target total compensation opportunity that is assessed annually by the Compensation Committee to ensure alignment with our compensation objectives and market practice. In general, total targeted annualized pay (as well as each major component of pay) is sought to be aligned with the median levels among similarly situated executives at the peer companies.

In addition to the desire to generally align with the median total targeted compensation of the peer companies, the Compensation Committee sought to achieve relative parity of pay opportunity and incentive mix among the NEOs. While some differences exist due primarily to individualized hiring negotiations with NEOs, the pay philosophy generally provides for an equal split of compensation value between base pay, targeted bonus, and long-term incentive grant value (other than for the Chief Executive Officer, whose pay mix is more heavily weighted toward long-term incentives).

The employment agreement of each of the NEOs defines a specific breakdown of intended base pay, targeted bonus, and long-term incentive grant values. As the following charts reflect, 74% of Chief Executive Officer’s intended annual target compensation and 68% of the other NEOs’ intended target annual compensation is variable with performance, including stock price performance.

In 2014, the NEOs received supplemental equity awards to more strongly align their ownership with that of the peer group. If these values had been included in the pie charts, the percentage of total targeted pay represented by incentive vehicles would be significantly higher than that reflected in the above graphics.

Components of the Compensation Program

The target total compensation opportunity for NEOs is comprised of both fixed (base salary) and variable (annual and long-term incentive) compensation. In addition, each NEO is eligible for benefits applicable to employees generally. Perquisites are not a material aspect of our compensation program.

Base Salary

Base salaries are reviewed and established annually, upon promotion, or following a change in job responsibilities based on market data, internal pay equity and each NEO’s level of responsibility, experience, expertise and performance. The NEOs’ base salaries are generally targeted at median peer levels in order to facilitate recruiting and retention through our period of business realignment. Some variances around median peer levels exist with respect to new hires as part of the negotiation process in recruiting senior talent. The employment agreements for certain executives established initial base salaries that can be adjusted upward each year based on any of the above-referenced criteria. See “—Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table.”

The Compensation Committee approved a salary increase for Mr. Liguori to $1,600,000 to partially offset a reduction in other benefits in his employment agreement. In addition, in recognition of the significant contributions made by Mr. Lazarus during 2013, and to better align Mr. Lazarus’s base salary with the benchmarked median level, the Compensation Committee approved an increase of his salary to $650,000 in 2014.

Management Incentive Plan

The Management Incentive Plan (“MIP”) is designed to provide an opportunity for our key management employees to earn incentive awards tied to annual performance. The program aligns the focus of key executives with Company-wide and business unit-specific financial and operating measures. Design parameters for the NEOs’ MIP are substantially the same as the MIP for our broader management team. The MIP is the key compensation tool for aligning short-term realized pay for the management team with the attainment of key operating imperatives. While our pay philosophy generally targets each component of pay at the peer median level, the hiring process in 2013 required offering above-median targeted MIP awards for some NEOs. In addition, the negotiated terms of our employment agreements entered into with newly hired NEOs provided for these bonuses to be paid at 100% of target as long as actual performance was within the range of 80-120% (or 80 – 105% for Mr. Wert) of the targeted financial performance. For 2014, the NEOs’ MIP performance metric was earnings before income taxes, interest and dividend income, interest expense, pension expense, equity income and losses, depreciation and amortization, stock-based compensation, certain special items, non-operating items and reorganization items (“Compensation Adjusted EBITDA”). Under these terms, if actual performance were to fall below 80% then the NEOs would not be paid a bonus for 2014.

Each MIP participant has a specified target opportunity. The sum of all MIP participant targets represents the total award pool for the year. Actual funding of the MIP pool is based solely on the Company’s performance. Aggregate funding of the 2014 award pool was based on Compensation Adjusted EBITDA, which was adjusted by the Compensation Committee for the Publishing Spin-off and other unusual or non-recurring items. This metric was used for 2014 bonus plan funding because it appropriately measures our consolidated operating results, our success in repositioning operations, and efforts to optimize revenue growth and cost containment in a rapidly evolving business climate.

The table below illustrates the funding mechanism for the 2014 MIP. Threshold Compensation Adjusted EBITDA is the level of performance below which no awards are earned. Maximum Compensation Adjusted EBITDA is the level of performance at which maximum funding occurs. Levels of funding between threshold and maximum are determined using linear interpolation.

2014 Management Incentive Plan Performance Ranges ($ in millions)
	Threshold Performance	Target Performance	Maximum Performance
Consolidated Compensation Adjusted EBITDA	$514	$638	$763
Payout as a % of target	50%	100%	150%

2014 Performance Against MIP Targets

Actual 2014 Compensation Adjusted EBITDA totaled $622 million. As described above, the employment agreements with each of our NEOs required them to be paid at 100% of target since performance was within the range of 80-120% of Compensation Adjusted EBITDA. In addition to the amounts prescribed in their employment agreements the Compensation Committee agreed to an additional bonus of $300,000 for Mr. Bigelow and $100,000 for Mr. Wert in recognition of their significant accomplishments described above under “—2014 Accomplishments.”

Annual Awards of Long-Term Incentives

The long-term equity incentive program is designed to motivate and reward sustained attainment of key operating goals, deliver long-term compensation value consistent with results in creating value for shareholders, promote stock ownership among senior leaders and encourage retention of key executives.

Our long-term incentive program is a key tool in aligning executive pay with the successful repositioning of the Company and value creation on behalf of shareholders. This emphasis is apparent in the mix of compensation, with approximately 50% of the Chief Executive Officer’s total annualized compensation tied directly to equity-based long-term incentives. Similarly, long-term incentives represent the pay vehicle that is the largest share of total targeted pay for the other NEOs. Since its emergence from bankruptcy, the Company has made equity grants under the Tribune Company 2013 Equity Incentive Plan (the “2013 Equity Incentive Plan”).

As noted above under “—Pay Mix and Competitive Targeting,” the portion of total targeted pay actually delivered through equity incentives in 2014 was higher than the regularly intended annual percentages described above. This dynamic was due to the supplemental equity awards granted to the NEOs to better align their total ownership with the peer group and to strengthen the linkage between NEO pay and shareholder value creation. Additionally, the long-term incentive grant values in the tables in this proxy statement are higher than the awards actually granted in 2014, due to the accounting requirements with respect to previously granted PSUs (i.e., the fact that performance metrics associated with PSUs awarded in 2013 were first invoked in 2014, resulting in no expense associated with such PSUs in the 2013 fiscal year and therefore no grant being deemed made in 2013 for 2013 tabular disclosure purposes under the applicable SEC rules).

To motivate and balance the design objectives described above, the long-term equity incentive program is a “portfolio” of three equity-based vehicles that, in combination, provide competitive incentives with strong performance ties and tight alignment with shareholder value creation.

Stock Options

Stock options granted in 2014 vest ratably over four years and have a ten-year term. These options deliver value to NEOs only if the Company’s stock price rises above the grant-date price. Option awards are issued at an exercise price equal to the fair market value of the underlying shares on the date of grant and cannot be repriced or reloaded, without shareholder approval. While some variations in grant mix exist due to the individualized hiring negotiations with our executives, the general pay philosophy provides for 30% of the NEOs’ total long-term incentive grant value to be comprised of stock options.

Performance Share Units

PSUs provide recipients with the ability to earn long-term incentive value based on the extent to which performance goals are achieved throughout the three-year cycle established for each award. PSUs are granted in order to motivate performance toward critical operating objectives, with payment of earned values deferred until the close of the full three-year cycle in order to support retention of key talent.

PSUs granted in 2014 are tied one-third to Compensation Adjusted EBITDA performance in 2014 (adjusted for the Publishing Spin-off) and one-third to performance goals for 2015 and 2016 that will be established in the first quarter of 2015 and 2016 respectively. Final awards for the 2014 award cycle will be based on the average level of performance attained in 2014, 2015 and 2016 in relation to the respective performance goals established for 2014, 2015 and 2016.

As noted above under “—Annual Awards of Long-Term Incentives,” while the tabular disclosures in the Summary Compensation Table and Grants of Plan-Based Awards for Fiscal Year 2014 table in this proxy reflect “grants” of 2013 PSUs as having occurred in 2014, these 2013 PSUs were actually instituted in 2013. However, in light of the rapidly evolving business conditions in 2013 the PSU-specific performance goals were not adopted at that time, so the 2013 PSUs are tied to performance goals applying to 2014 and 2015. As such, the proxy disclosure rules require that the 2013 PSUs first be disclosed in this proxy, as if they were granted in 2014.

While some variations in long-term incentive grant mix exist due to the individualized hiring negotiations with our executives, the general pay philosophy provides for 40% of the NEOs’ total long-term incentive grant value to be comprised of PSUs.

PSUs vest fully at the end of a three-year cycle during which participants have the opportunity to earn between 0% and 200% of the target PSU award based on the attainment of performance goals. No PSUs are earned if threshold levels of performance are not attained.

The 2014 Compensation Adjusted EBITDA goals define the targeted level of performance, as well as the threshold level (below which no PSU value will be applied for the 2014 period) and the maximum level (which establishes the highest level of PSU value to be applied for the 2014 period). The performance goals for the 2015 and 2016 periods within the full performance period under the 2014 performance cycle will similarly define targeted, threshold, and maximum levels of performance and payout.

The table below illustrates the 2014 PSU targets, which apply to the 2014 PSU grants and the 2013 PSU grants. Threshold Compensation Adjusted EBITDA is the level of performance below which no awards are earned. Maximum Compensation Adjusted EBITDA is the level of performance at which maximum funding occurs. Levels of funding between threshold and maximum are determined using linear interpolation.

2014 Performance Share Unit Performance Ranges ($ in millions)
	Threshold Performance	Target Performance	Maximum Performance
Consolidated Compensation Adjusted EBITDA	$514	$638	$763
Payout as a % of target	50%	100%	200%

Payout of any value earned for performance during the 2014 portion of the performance cycle under the 2014 PSU awards will be deferred until after the end of 2016. Final awards for the 2014 award cycle will be based on the average level of performance attained in 2014, 2015 and 2016 in relation to the respective performance goals established for 2014, 2015 and 2016.

New award cycles will commence each year and will be linked to targets related to sustained improvements in operating results and shareholder value creation in such years. The 2014 PSU awards were granted in the first quarter of 2014, and the Compensation Adjusted EBITDA goal, which was adjusted by the Compensation Committee for the Publishing Spin-off and other unusual or non-recurring items for the 2014 portion of this three-year cycle, was established in the first quarter of 2014. The performance goals for each of the 2015 and 2016 portions of this three-year PSU cycle will be set in the first quarter of each respective year. Thirty-three percent of the targeted award value under the 2014 PSUs is tied to the extent to which the performance objectives in each of 2014, 2015, and 2016 are achieved. Earned values for each of 2014, 2015, and 2016 under this three-year cycle will be paid following the end of 2016, and will be based on the average of these three-year cycles.

Restricted Stock Units

Restricted stock units (“RSUs”) granted to NEOs in 2014 vest ratably over four years and convey value when vested based on continued service with us. RSUs help establish an immediate ownership stake and fluctuate in value (up or down) based on the creation of shareholder value. In addition, RSUs help instill a strong retention incentive for key talent. While some variations in grant mix exist due to the individualized hiring negotiations with new executives, the general pay philosophy provides for 30% of the NEOs’ total long-term incentive grant value to be comprised of RSUs.

Publishing Spin-off Equity Award Treatment

Effective upon completion of the Publishing Spin-off, pursuant to the Employee Matters Agreement by and between the Company and Tribune Publishing, dated as of August 4, 2014, our NEOs’ (like other employees’) outstanding stock options (both vested and unvested) and RSUs and PSUs (all of which were then unvested) were adjusted. This adjustment increased the number of outstanding stock options and decreased the applicable exercise prices by multiplying the number of shares underlying then outstanding stock options by 105.9% and dividing the applicable exercise prices by that ratio. In addition, this adjustment increased the number of outstanding RSUs and PSUs by a ratio of 105.9%. This ratio represents the relative values of the Company’s Class A common stock on August 1, 2014 (the last trading day prior to the Publishing Spin-off) and the Company’s Class A common stock on August 4, 2014 (the day the Publishing Spin-off was completed). Any fractional shares were cancelled.

2014 Long-Term Incentive Awards Grant Timing

All regular 2014 long-term incentives were originally intended to be granted on February 11, 2014. In accordance with this scheduled grant timing, the 2014 RSUs and PSUs were awarded February 11, 2014. As noted above under “—Annual Awards of Long-Term Incentives,” the establishment of the performance metrics associated with the 2013 PSU awards was finalized in February 2014, resulting in tabular disclosure of these 2013 grants reflecting the February 11, 2014 date, except for Mr. Bigelow and Mr. Wert whose grant date was March 28, 2014.

Due to extensive activities during this period, the grant of the stock options was delayed to March 5, 2014. By the time of this option grant, our stock price had increased, resulting in lost grant value associated with these stock options (versus the value the options would have had were they granted at the intended date of February 11, 2014). In order to maintain the intended grant values of the scheduled 2014 stock options, the Compensation Committee approved a supplemental award of RSUs having a value equal to the difference between the value of these options at an exercise price using the closing trading price of the Company’s Class A common stock on February 11, 2014 and the value of these stock options at an exercise price using the closing trading price of the Company’s Class A common stock on March 5, 2014, the date these option grants occurred. Vesting for these RSUs was aligned with the vesting schedule of the 2014 stock option grants.

While providing market-competitive long-term incentives was a core element of our compensation philosophy, the long-term incentives took on particular importance in 2013 and 2014. New executives were recruited with no pre-existing equity stakes in our shares, and continuing executives were not previously afforded long-term incentive opportunities during the transition and subsequent emergence from bankruptcy. In order to align the NEOs’ compensation opportunities and shareholder value creation, the Compensation Committee approved supplemental grants of stock options and RSUs, which were granted in February 2014. The sizes of the grants were determined with the intent of better aligning with the equity holdings among top executives of other similar public companies, and to reward the exceptional performance of the Company in 2013.

Compensation Changes in 2015

In early 2015, the Compensation Committee agreed to a special RSU grant to Mr. Liguori, Mr. Berns and Mr. Lazarus to recognize their significant contributions to the Publishing Spin-off and the registration of the Company’s Class A common stock on the NYSE. These RSU grants will fully vest on the first anniversary of the grant date. In addition Mr. Wert was awarded a special RSU grant to recognize the accomplishments noted above under “—2014 Accomplishments” and these awards will vest in two installments on each anniversary of the grant date. The value of these special RSU grants will be reflected in the Company’s compensation disclosures for fiscal year 2015 in the Company’s proxy statement for its 2016 annual shareholder meeting. The Compensation Committee also approved an increase to Mr. Lazarus’s base salary, target bonus and long-term incentive opportunity to recognize his accomplishments in 2014 as well as to reflect his additional responsibilities in Corporate Communications.

In addition, in connection with the registration of the Company’s Class A common stock, the Company entered into amendments to the NEOs’ employment agreements, providing that, in the event we undergo a change in control (as defined therein) and the NEO is terminated by us without cause (as defined therein) or by the NEO for good reason (as defined therein) within the one year immediately following the change in control, all of the NEO’s then unvested equity awards will be accelerated.

In connection with the special dividend to be made by the Company on April 9, 2015 to holders of the Company’s Class A common stock, the Compensation Committee approved adjustments to outstanding stock options, RSUs and PSUs granted under the 2013 Equity Incentive Plan to preserve the value of those equity awards. These adjustments will apply a ratio representing the relative value of the Company’s Class A common stock on March 20, 2015, the trading day immediately preceding the ex-dividend date of the special dividend, and the opening price of a share of the Company’s Class A common stock on March 23, 2015, the ex-dividend date of the special dividend. The difference between these closing and opening stock prices will equal $6.73, the per share amount of the special dividend. The number of outstanding stock options, RSUs and PSUs will be increased by this ratio (rounded down to the nearest whole share), and the exercise price of outstanding stock options will be decreased by this ratio (rounded up to the nearest whole cent).

Also, in connection with the Company’s announcement that it will commence a regularly quarterly dividend, the Compensation Committee approved dividend equivalents for all RSUs and PSUs, which will vest as and with the RSUs/PSUs, be reinvested in RSUs/PSUs and be settled in cash.

Executive Benefits and Perquisites

NEOs are eligible for the same benefits as full-time employees generally, including life, health, and disability insurance and defined contribution retirement benefits. We do not offer supplemental executive benefits of any kind, and perquisites are not a material aspect of our compensation program.

Process for Determining Executive Compensation

The Compensation Committee

The Compensation Committee is responsible for reviewing the performance of and approving compensation awarded to the Chief Executive Officer and those executives who either report to the Chief Executive Officer or who are subject to the filing requirements of Section 16 of the Exchange Act. The Compensation Committee set the Chief Executive Officer’s individual performance goals and objectives for 2014, reviewed his performance, and determined his compensation level in the context of the established goals and objectives for the enterprise and individual performance. The Compensation Committee reviewed performance goals for the Company and approved funding formulas for the MIP in the first quarter of 2014. Long-term incentive awards are reviewed and approved periodically throughout the year to coincide with execution of employment agreements for newly appointed executives, normal annual awards and special awards for interim adjustments, as warranted.

The Compensation Consultant

Exequity is the Compensation Committee’s independent compensation consultant. Pursuant to our policy, Exequity provides no services to us other than consulting services provided at the direction of the Compensation Committee. Exequity regularly attends Compensation Committee meetings and in 2014 advised on matters including peer group composition and annual and long-term incentive plan design and awards. Exequity also provides market data, analysis and advice regarding Chief Executive Officer and NEO compensation to the

Compensation Committee. In 2014, the Compensation Committee reviewed Exequity’s independence and confirmed Exequity’s independence and that no conflicts of interest exist.

The Role of Management

The principal role of supporting the Compensation Committee in the execution of its responsibilities is fulfilled by the Executive Vice President, Human Resources and other members of the Human Resources department. In this capacity, the Executive Vice President, Human Resources supervised the development of the materials for each Compensation Committee meeting, including market data, individual and Company performance metrics and compensation recommendations for consideration by the Compensation Committee.

No member of the management team, including the Chief Executive Officer, has a role in determining his or her own compensation. During 2014, the Human Resources department retained the services of Hay Group, a global compensation consulting firm, to assist the Company in benchmarking compensation and in formulating pay program recommendations. Materials and recommendations that were presented to the Compensation Committee were concurrently reviewed by Exequity.

Compensation Risk Assessment

During 2014, the Compensation Committee assessed our compensation policies and practices to evaluate whether they create risks that are reasonably likely to have a material adverse effect on the Company. Based on its assessment, the Compensation Committee concluded that the Company’s compensation policies and practices, in conjunction with the Company’s existing processes and controls, do not create incentives to take risks that are reasonably likely to have a material adverse effect on the Company.

Summary Compensation Table

The following table summarizes the total compensation paid to or earned by our NEOs for each of the 2013 and 2014 fiscal years.

Name	Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($)(2)	Non-Equity Incentive Compensation ($)(4)	Change is Pension Value and Non-qualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
Peter Liguori	Chief Executive Officer	2014	$1,597,308		$8,351,167	$11,550,449	$1,500,000		$10,400	$23,009,324
		2013	$1,459,615	$1,750,000	$4,217,419	$1,189,058			$141,822	$8,757,914

Steven Berns	EVP / Chief Financial Officer	2014	$700,000		$1,512,777	$2,465,670	$700,000		$6,731	$5,385,178
		2013	$282,692	$497,260	$299,977	$381,282			$1,077	$1,462,288

Edward Lazarus	EVP / General Counsel & Corporate Secretary	2014	$643,910		$2,073,542	$1,914,175	$650,000		$9,878	$5,291,505
		2013	$527,436	$566,667	$325,243	$224,588			$50,965	$1,694,899

Chandler Bigelow	EVP / Chief Business Strategist / Operations Officer	2014	$575,000	$300,000	$1,840,815	$1,888,255	$550,000	$3,027	$10,187	$5,167,284
		2013	$559,423		$657,618	$264,212	$550,000		$10,200	$2,041,453

Lawrence Wert	President / Broadcast Media	2014	$700,000	$100,000	$1,260,128	$1,518,328	$700,000		$10,400	$4,288,856
		2013	$538,462	$850,000	$638,781	$277,446			$10,200	$2,314,889

(1)	For 2014, the amounts in this column represent additional bonus payments approved by the Compensation Committee related to extraordinary performance in 2014. Mr. Bigelow received an additional bonus of $300,000. Mr. Wert received an additional $100,000. For 2013, the amounts in this column represent a sign-on or guaranteed bonus.
(2)	The amounts in these columns represent the grant date fair value of awards pursuant to the 2013 Equity Incentive Plan in accordance with Accounting Standards Codification 718-10, Compensation—Stock Compensation (“ASC 718”), modified to exclude the effect of estimated forfeitures. The assumptions used in the valuation of equity awards are disclosed in Note 16 to the Audited Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 28, 2014.
(3)	As described in this CD&A, awards of the 2013 PSUs were formally approved and communicated to each of the NEOs (other than Mr. Bigelow) in 2013 but, because the performance metrics were not established in 2013, no accounting expense occurred in the 2013 fiscal year. The aggregate grant date fair value for the first and second tranches of the 2013 PSUs as well as the first tranche of the 2014 PSUs are represented in this column.
(4)	The amounts in this column represent earnings under the MIP.
(5)	Represents the increase in actuarial present value of Mr. Bigelow’s pension benefit since the end of the 2013 fiscal year.
(6)	The amounts in this column represent contributions made by us under our 401(k) savings plan.

Grants of Plan-Based Awards for Fiscal Year 2014

The following table shows certain information regarding grants of plan-based awards to the named executive officers during our 2014 fiscal year.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Awards: Numbers of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($)(4)	Stock Price at Close of Market on Date of Grant ($)(5)	Grant Date Fair Value of Stock and Option Awards ($)(6)
Exec	Plan Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Peter Liguori	MIP		$750,000	$1,500,000	$2,250,000
	2013 Equity Incentive Plan	2/11/2014								264,750	$73.75	$73.75	$10,383,495
	2013 Equity Incentive Plan	3/5/2014								27,778	$79.14	$79.14	$1,166,954
	2013 Equity Incentive Plan	2/11/2014							78,318			$73.75	$5,857,500
	2013 Equity Incentive Plan	2/11/2014							12,203			$73.75	$899,971
	2013 Equity Incentive Plan	3/5/2014							2,031			$79.14	$160,733
	2013 Equity Incentive Plan	2/11/2014				7,003	14,007	28,014				$73.75	$1,033,016
	2013 Equity Incentive Plan	2/11/2014				2,711	5,423	10,846				$73.75	$399,946

Steven Berns	MIP		$350,000	$700,000	$1,050,000
	2013 Equity Incentive Plan	2/11/2014								52,950	$73.75	$73.75	$2,076,699
	2013 Equity Incentive Plan	3/5/2014								9,259	$79.14	$79.14	$388,971
	2013 Equity Incentive Plan	2/11/2014							10,442			$73.75	$781,000
	2013 Equity Incentive Plan	2/11/2014							4,067			$73.75	$299,941
	2013 Equity Incentive Plan	3/5/2014							676			$79.14	$53,499
	2013 Equity Incentive Plan	2/11/2014				1,661	3,322	6,644				$73.75	$244,998
	2013 Equity Incentive Plan	2/11/2014				904	1,808	3,616				$73.75	$133,340

Chandler Bigelow	MIP		$275,000	$550,000	$825,000
	2013 Equity Incentive Plan	2/11/2014								42,360	$73.75	$73.75	$1,661,359
	2013 Equity Incentive Plan	3/5/2014								5,401	$79.14	$79.14	$226,896
	2013 Equity Incentive Plan	2/11/2014							20,885			$73.75	$1,562,000
	2013 Equity Incentive Plan	3/28/2014							2,373			$75.93	$180,182
	2013 Equity Incentive Plan	3/28/2014							395			$75.93	$29,992
	2013 Equity Incentive Plan	3/28/2014				452	904	1,808				$75.93	$68,641

Lawrence Wert	MIP		$350,000	$700,000	$1,050,000
	2013 Equity Incentive Plan	2/11/2014								31,770	$73.75	$73.75	$1,246,019
	2013 Equity Incentive Plan	3/5/2014								6,482	$79.14	$79.14	$272,309
	2013 Equity Incentive Plan	2/11/2014							8,876			$73.75	$663,850
	2013 Equity Incentive Plan	3/28/2014							2,847			$75.93	$216,173
	2013 Equity Incentive Plan	3/28/2014							473			$75.93	$35,915
	2013 Equity Incentive Plan	3/28/2014				1,634	3,268	6,536				$75.93	$248,139
	2013 Equity Incentive Plan	3/28/2014				632	1,265	2,530				$75.93	$96,051

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Awards: Numbers of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($)(4)	Stock Price at Close of Market on Date of Grant ($)(5)	Grant Date Fair Value of Stock and Option Awards ($)(6)
Exec	Plan Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Edward Lazarus	MIP		$325,000	$650,000	$975,000
	2013 Equity Incentive Plan	2/11/2014								42,360	$73.75	$73.75	$1,661,359
	2013 Equity Incentive Plan	3/5/2014								6,018	$79.14	$79.14	$252,816
	2013 Equity Incentive Plan	2/11/2014							20,885			$73.75	$1,562,000
	2013 Equity Incentive Plan	2/11/2014							2,644			$73.75	$194,995
	2013 Equity Incentive Plan	3/5/2014							440			$79.14	$34,822
	2013 Equity Incentive Plan	2/11/2014				1,322	2,645	5,290				$73.75	$195,069
	2013 Equity Incentive Plan	2/11/2014				587	1,175	2,350				$73.75	$86,656

(1)	The amounts in this column represent threshold, target and maximum payout levels under our performance-based Management Incentive Plan for the fiscal year ended December 28, 2014. See “—Components of the Compensation Program—Management Incentive Plan” for a description of the MIP.
(2)	The amounts in this column represent PSUs granted under the 2013 Equity Incentive Plan.
(3)	The amounts in this column represent RSUs granted under the 2013 Equity Incentive Plan.
(4)	The amounts in this column represent nonqualified stock options granted under the 2013 Equity Incentive Plan.
(5)	Stock prices for awards granted prior to August 4, 2014 have been adjusted for the Publishing Spin-off. See Note 16 to our audited consolidated financial statements included elsewhere in this proxy statement for further information.
(6)	The amounts in this column are valued based on the aggregate grant date fair value computed in accordance with ASC 718, modified to exclude the effect of estimated forfeitures. The assumptions used in the valuation of equity awards are disclosed in Note 16 to the Audited Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 28, 2014.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

We have entered into employment agreements with each of our NEOs. Key terms of these employment agreements are summarized below. In addition, each of the employment agreements provides for certain payments and benefits upon terminations of employment, as described under “—Potential Payments Upon Termination or Change in Control.”

Peter Liguori

On January 2, 2013, we entered into an employment agreement with Mr. Liguori, which provides for him to serve as our Chief Executive Officer until December 31, 2016. Mr. Liguori may request to enter into exclusive negotiations to renew his employment agreement no later than 180 days prior to December 31, 2016. Pursuant to his employment agreement Mr. Liguori will receive an annual base salary of at least $1,600,000 and he will have the opportunity to earn a cash bonus with a target of $1,500,000. Effective January 1, 2014, the Compensation Committee increased Mr. Liguori’s annual base salary to $1,600,000, from $1,500,000. Also, his employment agreement provides that for calendar years 2014 through 2016, Mr. Liguori will receive a cash bonus in the target amount if the Company achieves between 80% to 120% of the applicable performance objectives. Mr. Liguori’s employment agreement provides that he will receive an annual long-term incentive grant having an aggregate grant date fair market value of $3,000,000, divided 30% to RSUs, 40% to PSUs and 30% to stock options. The employment agreement provides for his RSUs and stock options to vest ratably over a four-year period, and for his PSUs to have a three-year performance period. Mr. Liguori is entitled to participate in our benefit plans and programs, including any medical, dental and life insurance and our 401(k) plan.

Steven Berns

On June 18, 2013, we entered into an employment agreement with Mr. Berns, which provides for him to serve as our Executive Vice President and Chief Financial Officer until July 28, 2016, after which time the agreement automatically renews for one-year terms, until either party notifies the other of its intention not to further extend the term of employment.

Pursuant to his employment agreement, Mr. Berns will receive an annual salary of at least $700,000 and he will have the opportunity to earn an annual cash bonus with a target of $700,000. Also, his employment agreement provides that for calendar years 2014 and 2015, Mr. Berns will receive a cash bonus in the target amount if the Company achieves between 80% to 120% of the applicable performance objectives. Mr. Berns employment agreement provides that he will receive an annual long-term incentive grant having an aggregate grant date fair market value of $1,000,000 divided 30% to RSUs, 40% to PSUs and 30% to stock options. The employment agreement provides for his RSUs and stock options to vest ratably over a four-year period, and for his PSUs to have a three-year performance period. Mr. Berns is entitled to participate in our benefit plans and programs, including any medical, dental and life insurance and our 401(k) plan.

Lawrence Wert

On February 12, 2013, we entered into an employment agreement with Mr. Wert, which provides for him to serve as our President of Broadcast Media until December 31, 2016, after which time the agreement automatically renews for one-year terms, until either party notifies the other of its intention not to further extend the term of employment. Pursuant to his employment agreement, Mr. Wert will receive an annual base salary of at least $700,000, and he will have the opportunity to earn an annual cash bonus with a target of 100% of his then-current base salary. Also, his employment agreement provides that he will receive a cash bonus in the target amount if the Company achieves between 80% to 105% of the applicable performance objectives and up to 150% of the target amount if the Company achieves greater than 105% of the applicable performance objectives. His agreement also provides that he will receive an annual long-term incentive grant having an aggregate grant date fair market value equal to 100% of his then –current base salary, divided 30% to RSUs, 40% to PSUs and 30% to stock options. The employment agreement provides for his RSUs and stock options to vest ratably over a four-year period and for his PSUs to have a three-year performance period. Mr. Wert is entitled to participate in our benefit plans and programs, including any medical, dental and life insurance and our 401(k) plan.

Chandler Bigelow

On November 20, 2013, we entered into an employment agreement with Mr. Bigelow, which provides for him to serve as our Executive Vice President and Chief Business Strategies and Operations Officer until October 31, 2017, after which time the agreement automatically renews for one-year terms, until either party notifies the other of its intention not to further extend the term of employment. Pursuant to his employment agreement, Mr. Bigelow will receive an annual base salary of at least $575,000, and he will have the opportunity to earn an annual cash bonus with a target of $550,000. Also, his employment agreement provides that for calendar years 2014 and 2015, Mr. Bigelow will receive a cash bonus in the target amount if the Company achieves between 80% to 120% of the applicable performance objectives. Mr. Bigelow’s employment agreement provides that he will receive an annual long-term incentive grant having an aggregate grant date fair market value of $550,000, divided, based on the grant date fair market value of our common stock, into $175,000 of RSUs, $200,000 of PSUs and $175,000 of stock options. The employment agreement provides for his RSUs and stock options to vest ratably over a four-year period, and for the Compensation Committee to determine the performance criteria and performance period of his PSUs. Mr. Bigelow is entitled to participate in our benefit plans and programs, including any medical, dental and life insurance and our 401(k) plan. Subject to the outcome of shareholder litigation relating to the bankruptcy, he also remains entitled to his deferred MIP payments for fiscal years 2010, 2011 and 2012, which are discussed below under “—Nonqualified Deferred Compensation for Fiscal 2014.”

Edward P. Lazarus

On January 17, 2013, we entered into an employment agreement with Mr. Lazarus, which provides for him to serve as our General Counsel until December 31, 2016, after which time the agreement automatically renews for one-year terms, until either party notifies the other of its intention not to further extend the term of employment. Mr. Lazarus will receive a base salary of at least $566,667 in 2013, $583,333 in 2014 and $600,000 in 2015, after which time base salary may be increased annually. Mr. Lazarus has the opportunity to earn an annual cash bonus with a target of 100% of then-current base salary. Also, his employment agreement provides that for calendar years 2014 through 2016, Mr. Lazarus will receive a cash bonus in the target amount if the Company achieves between 80% to 120% of the applicable performance objectives. His agreement also provides that he will receive an annual long-term incentive grant having an aggregate grant date fair market value equal to 100% of his then-current base salary, divided 30% to RSUs, 40% to PSUs and 30% to stock options. The equity awards shall be subject to such other terms as set forth in the 2013 Equity Incentive Plan and applicable award agreements. The employment agreement provides for his RSUs and stock options to vest ratably over a four-year period, and for his PSUs to have a three-year performance period. Mr. Lazarus is entitled to participate in our benefit plans and programs, including any medical, dental and life insurance and our 401(k) plan.

Restrictive Covenants

The employment agreements with each of our NEOs contain certain restrictive covenants for our benefit, including his agreement not to compete with us, interfere with our business relationships or solicit or hire employees during the NEO’s employment and for a specified period following a termination of employment (24 months for Messrs. Liguori, Wert and Lazarus (unless Mr. Liguori’s or Mr. Wert’s employment is terminated for non-renewal, in which case the applicable period is 12 months), and 12 months for Messrs. Berns and Bigelow. If Mr. Liguori’s employment is terminated due to a non-renewal of his employment agreement, we have the option of applying restrictive covenants for the subsequent 12-month period in exchange for a payment to him of his then-current base salary plus his annual bonus for the year prior to the year of his termination, payable over the 12-month period, and also continuation of benefits during this period. Each of our NEOs is also required to maintain the confidentiality of our confidential information.

Outstanding Equity Awards at Fiscal Year End 2014

The following table shows certain information regarding outstanding equity awards held by named executive officers as of December 28, 2014. The number of awards and exercise prices shown in this table reflect adjustments made in connection with the Publishing Spin-off.

	Option Awards				Stock Awards		Equity Incentive Plan Awards: Number of Unearned Shares or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares or Other Rights That Have Not Vested ($)(5)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)(1)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)(2)	Market Value of Shares of Stock That Have Not Vested ($)(3)
Peter Liguori	11,433	34,300	$53.45	5/7/2023	24,158	$1,448,031	28,015	$1,679,219
		264,750	$73.75	2/11/2024	35,020	$2,099,099	16,271	$975,284
		27,778	$79.14	3/5/2024	59,568	$3,570,506
					12,203	$731,448
					2,031	$121,738

Steven Berns	3,112	9,336	$60.20	7/29/2023	3,738	$224,056	6,645	$398,301
		52,950	$73.75	2/11/2024	7,942	$476,043	5,424	$325,115
		9,259	$79.14	3/5/2024	4,067	$243,776
					676	$40,519

Chandler Bigelow	2,540	7,622	$53.45	5/7/2023	5,369	$321,818	2,712	$162,557
		42,360	$73.75	2/11/2024	3,231	$193,666
		5,401	$79.14	3/5/2024	15,885	$952,147
					2,373	$142,238
					395	$23,676

Lawrence Wert	2,667	8,004	$53.45	5/7/2023	5,637	$337,882	6,537	$391,828
		31,770	$73.75	2/11/2024	3,327	$199,420	3,796	$227,532
		6,482	$79.14	3/5/2024	6,751	$404,655
					2,847	$170,649
					473	$28,352

Edward Lazarus	2,159	6,479	$53.45	5/7/2023	4,564	$273,566	5,291	$317,143
		42,360	$73.75	2/11/2024	15,885	$952,147	3,525	$211,289
		6,018	$79.14	3/5/2024	2,644	$158,481
					440	$26,374

(1)	The amounts in this column represent nonqualified stock options granted under the 2013 Equity Incentive Plan.
(2)	The amounts in this column represent RSUs granted under the 2013 Equity Incentive Plan.
(3)	The amounts in this column represent the value of unvested RSUs using the closing price of the Company’s Class A common stock on December 26, 2014.
(4)	The amounts in this column represent the 2013 PSUs and the 2014 PSUs at target levels of performance.
(5)	The amounts in this column represent the value of unvested PSUs using the closing price of the Company’s Class A common stock on December 26, 2014, assuming the applicable target level of performance is achieved.

Stock Vested in 2014

The following table shows certain information regarding the vesting of RSUs of our NEOs during 2014 (no options were exercised by our NEOs during the 2014 fiscal year and no PSUs became vested).

	Stock Awards
	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Peter Liguori	37,377	$2,944,432
Steven Berns	3,676	$291,323
Chandler Bigelow	7,707	$610,780
Lawrence Wert	4,946	$386,751
Edward Lazarus	6,436	$503,835

(1)	The amounts in this column represent value received upon vesting of RSUs. Each RSU is the economic equivalent of one share of the Company’s Class A common stock.

Pension Benefits

Name	Plan Name	Number of Years of Credited Service at end of Fiscal Year 2014(1)	Present Value of Accumulated Benefits at end of Fiscal Year 2014 ($)(2)	Payments during Fiscal Year 2014($)
Chandler Bigelow	Cash Balance	2	$18,340	—

(1)	The amounts in this column represent the number of years Mr. Bigelow participated in our cash balance pension plan before it was frozen.
(2)	The amounts in this column represent the actuarial present value of Mr. Bigelow’s accrued benefits under the cash balance pension plan as of December 31, 2014 and is based on the following assumptions, which are consistent with those used in our audited consolidated financial statements: (a) 3.95% discount rate; (b) 3.00% cash balance interest crediting rate; (c) 2014 Pension Protection Act of 2006 combined static mortality table for annuitants and non-annuitants; (d) assumed retirement at age 65, which is our normal retirement age; and (e) participants taking a lump sum payment.

Tribune Company Pension Plan

Mr. Bigelow was provided benefit accruals under the Tribune Company Pension Plan (the “Cash Balance Plan”) from December 31, 2007 to December 31, 2009 under a cash balance formula. None of the other NEOs participate in the Cash Balance Plan.

Under the Cash Balance Plan, a 2% opening account balance was provided as of December 31, 2007 to eligible participants who had completed one year of service with 1,000 hours and attained age 21. Participants then received annual pay credits of 3% of compensation. Compensation for this purpose is generally defined as a participant’s base compensation plus commissions, if any, limited by the IRS qualified plan pay limits. Interest is credited to the account quarterly with credits equal to the yield on ten-year U.S. Treasury bills. The annual pension benefit is equal to the actuarial equivalent of the participant’s cash balance account expressed as a monthly life annuity.

As of December 31, 2009, service accruals were frozen under the Cash Balance Plan. The plan continues to provide interest accruals for participants with a cash balance account. We have not granted years of service in addition to the service recognized under the terms of the plan for purposes of retirement benefit accruals.

The forms of benefit under the Cash Balance Plan include various annuity options, and participants are given the option of receiving their cash balance account as a lump sum.

Participants become fully vested upon the completion of three years of vesting service under the cash balance plan. Mr. Bigelow has satisfied this vesting condition. The normal retirement age under the plan is age 65. Cash balance participants can commence benefits at any age as long as they are vested at termination or retirement. There are no early retirement subsidies for this benefit.

The disclosure in the pension benefits table of the actuarial present value of Mr. Bigelow’s accumulated benefit under the Cash Balance Plan and the number of years of service credited to him under the plan is computed as of the same pension plan measurement date for financial statement reporting purposes with respect to the audited consolidated financial statements for our 2014 fiscal year.

Nonqualified Deferred Compensation for Fiscal 2014

Name	Executive Contributions in Fiscal Year 2014	Company Contributions in Fiscal Year 2014(1)	Aggregate Earnings in Fiscal Year 2014(1)	Aggregate Withdrawals / Distributions in Fiscal Year 2014	Aggregate Balance at End of Fiscal Year 2014
Chandler Bigelow	$0	$0	$798	$0	$1,227,422

(1)	Amounts reported in the contributions and earnings columns are not reported as compensation in the Summary Compensation Table.

In connection with our bankruptcy, the Bankruptcy Court ordered that no MIP payments for fiscal 2010, 2011 and 2012 be made to Mr. Bigelow because he was a named defendant in shareholder litigation relating to our bankruptcy. Instead, the court ordered that his MIP payments for those years, in the aggregate amount of $1,225,000 be paid to an interest-bearing rabbi trust. Upon the resolution of the shareholder litigation, these amounts will be paid to Mr. Bigelow, unless he is found to have breached a fiduciary duty or committed intentional tortious wrong or the court orders otherwise, in which case Mr. Bigelow will forfeit all of these amounts.

Potential Payments Upon Termination or Change in Control (“CIC”)

The information below describes and quantifies certain compensation that would have become payable to each of our NEOs under their respective employment agreements as if the NEO’s employment had been terminated on December 28, 2014, given the NEO’s compensation and service levels as of such date and, where applicable, based on the fair market value of our common stock on that date. These benefits are in addition to the benefits available generally to salaried employees, such as distributions under our 401(k) savings plans, disability benefits and accrued vacation benefits.

Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different. Factors that could affect these amounts include the timing during the year of any such event, our stock price and the executive’s age.

Peter Liguori
	Voluntary without Good Reason	Death	Disability	With Good Reason	Terminated without Cause	CIC + Termination Without Cause or by the Executive for Good Reason
Prorated Bonus	$—	$1,500,000	$1,500,000	$—	$—	$—
Severance Payment	$—	$—	$—	$6,200,000	$6,200,000	$6,200,000
Accelerated Vesting of NQSOs	$—	$—	$—	$148,400	$148,400	$222,607
Accelerated Vesting of RSUs	$—	$—	$—	$5,171,383	$5,171,383	$7,970,821
Accelerated Vesting of PSUs	$—	$1,435,768	$1,435,768	$1,435,768	$1,435,768	$2,654,503
Continued health and welfare benefits	$—	$33,204	$33,204	$33,204	$33,204	$33,204
Total	$—	$2,968,972	$2,968,972	$12,988,756	$12,988,756	$17,081,135

Steven Berns
	Voluntary without Good Reason	Death	Disability	With Good Reason	Terminated without Cause	CIC + Termination Without Cause or by the Executive for Good Reason
Prorated Bonus	$—	$700,000	$700,000	$—	$—	$—
Severance Payment	$—	$—	$—	$997,260	$997,260	$997,260
Accelerated Vesting of NQSOs	$—	$—	$—	$—	$—	$—
Accelerated Vesting of RSUs	$—	$—	$—	$304,375	$304,375	$984,395
Accelerated Vesting of PSUs	$—	$—	$—	$295,901	$295,901	$723,416
Continued health and welfare benefits	$—	$—	$—	$18,958	$18,958	$18,958
Total	$—	$700,000	$700,000	$1,616,495	$1,616,495	$2,724,029

Lawrence Wert
	Voluntary without Good Reason	Death	Disability	With Good Reason	Terminated without Cause	Retirement	CIC + Termination Without Cause or by the Executive for Good Reason
Prorated Bonus	$—	$700,000	$700,000	$—	$—	$—	$—
Severance Payment	$—	$—	$—	$2,800,000	$2,800,000	$—	$2,800,000
Accelerated Vesting of NQSOs	$—	$—	$—	$34,618	$34,618	$51,946	$51,946
Accelerated Vesting of RSUs	$—	$199,420	$199,420	$793,785	$793,785	$1,140,958	$1,140,958
Accelerated Vesting of PSUs	$—	$—	$—	$308,886	$308,886	$619,360	$619,360
Continued health and welfare benefits	$—	$37,917	$37,917	$37,917	$37,917	$—	$37,917
Total	$—	$937,337	$937,337	$3,975,206	$3,975,206	$1,812,264	$4,650,181

Chandler Bigelow
	Voluntary without Good Reason	Death	Disability	With Good Reason	Terminated without Cause	CIC + Termination Without Cause or by the Executive for Good Reason
Prorated Bonus	$—	$550,000	$550,000	$—	$—	$—
Severance Payment	$—	$—	$—	$1,125,000	$1,125,000	$1,125,000
Accelerated Vesting of NQSOs	$—	$—	$—	$16,485	$16,485	$49,467
Accelerated Vesting of RSUs	$—	$—	$—	$530,589	$530,589	$1,633,545
Accelerated Vesting of PSUs	$—	$—	$—	$53,740	$53,740	$162,557
Continued health and welfare benefits	$—	$—	$—	$18,690	$18,690	$18,690
Total	$—	$550,000	$550,000	$1,744,504	$1,744,504	$2,989,259

Edward Lazarus
	Voluntary without Good Reason	Death	Disability	With Good Reason	Terminated without Cause	CIC + Termination Without Cause or by the Executive for Good Reason
Prorated Bonus	$—	$650,000	$650,000	$—	$—	$—
Severance Payment	$—	$—	$—	$2,433,334	$2,433,334	$2,433,334
Accelerated Vesting of NQSOs	$—	$—	$—	$14,012	$14,012	$42,049
Accelerated Vesting of RSUs	$—	$—	$—	$454,765	$454,765	$1,410,568
Accelerated Vesting of PSUs	$—	$—	$—	$275,776	$275,776	$528,431
Continued health and welfare benefits	$—	$953	$953	$953	$953	$953
Total	$—	$650,953	$650,953	$3,178,839	$3,178,839	$4,415,334

As noted above (see “—Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table”), the employment agreements with each of our NEOs provide for severance payments and benefits on specified termination events, including accelerated vesting of certain equity awards. Any such severance is subject to the NEO’s execution and nonrevocation of a release of claims against us. Each NEO’s employment agreement includes definitions of “cause” and “good reason.”

“Cause” is defined in the employment agreements generally to include (i) the NEO’s conviction of, nolo contendere or guilty plea to a felony, (ii) embezzlement, material misappropriation or fraud by the NEO, (iii) the NEO’s material act of dishonesty or misconduct that violates our written policies and codes of conduct, (iv) the NEO’s willful unauthorized disclosure of confidential information or (except for Messrs. Liguori, Wert and Lazarus) breach of any of their restrictive covenants, (v) the NEO’s material improper destruction of our property, (vi) willful misconduct in connection with the performance of the NEO’s duties or (vii) any finding by the SEC relating to the NEO’s willful conduct that, in the opinion of counsel, could impair our ability to register its common stock, offer stock to the public or maintain itself as a public company. Notice and cure provisions apply.

“Good Reason” is defined in the employment agreements generally to include (i) a reduction in the NEO’s base salary or annual bonus target opportunity, (ii) a material diminution or adverse change in the NEO’s duties, authority, responsibilities, positions or reporting lines, (iii) a transfer of the executives primary workplace by more than 50 miles (except in the case of Mr. Liguori, the relocation of our executive team to New York City or Los Angeles) or (iv) the surviving company in a change in control fails to assume the employment agreement. Additionally, for Mr. Liguori, “good reason” includes the appointment of an executive chairman of the Company or our Board of Directors. Notice and cure provisions apply.

Peter Liguori

Pursuant to his employment agreement, if we terminate Mr. Liguori’s employment without cause or he resigns for good reason, we will pay him over a 24-month period, in addition to his previously accrued compensation, severance equal to the greater of : (i) two times the sum of his base salary and prior-year bonus; or (ii) the sum of his base salary through the remainder of the initial term of his employment and his annual bonus for each year remaining in the initial term in an amount equal to his annual bonus for the year prior to the year of termination. Mr. Liguori would also be entitled to continuation of his health and dental insurance benefits at active employee rates for the greater of 24 months or the remainder of the initial term of his employment (until he otherwise becomes eligible for comparable coverage under another employer’s benefit plans). Upon such involuntary termination, his unvested stock options and RSUs that would have vested over the greater of the 24-month period following his termination of employment or the remainder of the initial term of his employment will become vested. His unvested PSUs will vest pro rata, based on the length of his employment in relation to the full performance period and actual performance through the date of his termination. His vested stock options will be exercisable for 12 months following his termination. In the event we undergo a change in control and Mr. Liguori is terminated by us without cause or by him for good reason within the one year immediately following the change in control, all of his then unvested equity awards will be accelerated. If terminated for death or disability, Mr. Liguori would be entitled to a prorated bonus based on actual performance for the year of termination and continuation of his health and dental insurance benefits at active employee rates for 24 months following the termination of his employment. Also, his unvested PSUs would vest pro rata, based on the length of his employment in relation to the full performance period and actual performance through the date of his termination for death or disability.

Steven Berns

Pursuant to his employment agreement, if we terminate Mr. Berns’ employment without cause or he resigns for good reason or if we elect not to renew his employment agreement, we will pay him, in addition to his previously accrued compensation, severance equal to the sum of his base salary and prior-year bonus, payable over a 12-month period. Mr. Berns would also be entitled to continuation of his health and dental insurance benefits at active employee rates for 12 months following termination of his employment (until he otherwise becomes eligible for comparable coverage under another employer’s benefit plans). Upon such an involuntary termination, his unvested stock options and RSUs that would have vested over the 12-month period following his termination of employment will become vested. His unvested PSUs will vest pro rata, based on the length of employment in relation to the full performance period and actual performance through the end of the full performance period. In the event we undergo a change in control and Mr. Berns is terminated by us without cause or by him for good reason within the one year immediately following the change in control, all of his then unvested equity awards will be accelerated. If terminated for death or disability, Mr. Berns would be entitled to a prorated target bonus for the year of termination.

Lawrence Wert

Pursuant to his employment agreement, if we terminate Mr. Wert’s employment without cause or he resigns for good reason, we will pay him, in addition to his previously accrued compensation, severance equal to two times the sum of his base salary and prior year bonus, payable over a 24-month period, and he will also be entitled to continuation of his health and dental insurance benefits at active employee rates during this period. If his termination is a result of the Company electing not to renew his employment agreement at the expiration of the initial term on December 31, 2016 (rather than at the end of any renewal term), we will pay him severance equal to the sum of his base salary and prior year bonus, payable over a 12-month period, and he will also be entitled to continuation of his health and dental insurance benefits at active employee rates during this period and payment of a prorated bonus based on actual performance for the year of termination. Our obligation to provide him with continued medical and dental coverage will terminate when he becomes eligible for comparable coverage under another employer’s benefit plans. Upon such an involuntary termination, his unvested stock options and RSUs that would have vested over the 24-month period following his termination of employment will become vested. Also, his unvested RSUs that were granted to him to make up for forfeited incentive compensation from his prior employer will fully vest. His unvested PSUs will vest pro rata, based on the length of employment in relation to the full performance period, and actual performance through the end of the full performance period. If Mr. Wert retires after attaining age 62, all of his unvested RSUs, PSUs and stock options will fully vest. In the event we undergo a change in control and Mr. Wert is terminated by us without cause or by him for good reason within the one year immediately following the change in control, all of his then unvested equity awards will be accelerated. If terminated for death or disability, Mr. Wert would be entitled to a prorated bonus based on actual performance for the year of termination and continuation of his health and dental insurance benefits at active employee rates for 24 months following the termination of his employment.

Chandler Bigelow

Pursuant to his employment agreement, if we terminate Mr. Bigelow’s employment without cause or he resigns for good reason or if we elect not to renew his employment agreement at the end of any renewal term (rather than at the expiration of the initial term on October 31, 2017), we will pay him, in addition to his previously accrued compensation, severance equal to the sum of his base salary and prior year bonus, payable over a 12-month period. Mr. Bigelow would also be entitled to receive continuation of his health and dental insurance benefits at active employee rates for 12 months following termination of his employment (until he otherwise becomes eligible for comparable coverage under another employer’s benefit plans). Upon such an involuntary termination, his unvested stock options and RSUs that would have vested over the 12-month period following his termination of employment will become vested. In the event we undergo a change in control and Mr. Bigelow is terminated by us without cause or by him for good reason within the one year immediately following the change in control, all of his then unvested equity awards will be accelerated. If terminated for death or disability, Mr. Bigelow would be entitled to a prorated target bonus for the year of termination.

Edward P. Lazarus

Pursuant to his employment agreement, if we terminate Mr. Lazarus’ employment without cause or he resigns for good reason or if we elect not to renew his employment agreement at the end of any renewal term (rather than at the expiration of the initial term on December 31, 2016), we will pay him, in addition to his previously accrued compensation, severance equal to two times the sum of his then-current base salary and prior year bonus, payable over a 24-month period (or payable in a lump sum if he is involuntarily terminated within 12 months following a change in control). Mr. Lazarus would also be entitled to receive continuation of his health and dental insurance benefits at active employee rates for 24 months following the termination of his employment (until he otherwise becomes eligible for comparable coverage under another employer’s benefit plans). Upon such involuntary termination, Mr. Lazarus’ unvested stock options and RSUs that would have vested in the ordinary course over the 12-month period following his termination of employment will become vested. His unvested PSUs will vest pro rata, based on the length of employment in relation to the full performance period and actual performance through the end of the full performance period. In the event we undergo a change in control and Mr. Lazarus is terminated by us without cause or by him for good reason within the one year immediately following the change in control, all of his then unvested equity awards will be accelerated. If terminated for death or disability, Mr. Lazarus would be entitled to a prorated bonus based on actual performance for the year of termination and continuation of his health and dental insurance benefits at active employee rates for 24 months following the termination of his employment.

Director Compensation for Fiscal Year 2014

The following table provides certain information regarding the compensation of our non-employee directors in fiscal year 2014:

Name	Fees Earned or Paid in Cash ($)(1)(2)	Stock Awards ($)(3)(4)(5)	Total
Craig A. Jacobson	$115,000	$99,923	$214,923
Kenneth Liang	$110,000	$99,923	$209,923
Bruce A. Karsh	$115,000	$99,923	$214,923
Peter E. Murphy	$115,000	$99,923	$214,923
Ross Levinsohn	$100,000	$99,923	$199,923
Laura R. Walker	$42,500	$49,932	$92,432

(1)	Annual retainer and committee fees converted to unrestricted shares of the Company’s Class A common stock or deferred stock units.
(2)	All non-employee directors (other than Mr. Murphy) converted their cash fees for the 2014 fiscal year into unrestricted shares of the Company’s Class A common stock using the closing price on December 31, 2013 of $77.40, except for Ms. Walker whose shares were valued using the closing price on July 14, 2014 of $85.50. Messrs. Jacobson, Liang, Karsh and Levinsohn and Ms. Walker received 1,485, 1,421, 1,485, 1,291 and 497 unrestricted shares, respectively, in lieu of cash fees for their 2014 board and committee service. Mr. Murphy converted his cash fees for the 2014 fiscal year into 1,572 vested deferred stock units using the closing price on December 31, 2013 of $77.40. Like other shares of the Company’s Class A common stock outstanding at the time the Publishing Spin-Off was completed, 0.25 of a share of Tribune Publishing common stock was distributed to our non-employee directors (other than Mr. Murphy) for each of these shares then held by them, and Mr. Murphy’s then outstanding deferred stock units were adjusted to preserve their value pursuant to the methodology described in Note 16 to the Audited Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 28, 2014.
(3)	The amounts in the column reflect the grant date fair value of awards pursuant to the 2013 Equity Incentive Plan in accordance with ASC 718. The assumptions used in the valuation of equity awards are disclosed in Note 16 to the Audited Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 28, 2014. Since the grant date value of unrestricted shares and deferred stock units granted to our non-employee directors in lieu of cash fees did not exceed the cash amount, none of those shares or units are reflected in the Stock Awards column in this table.
(4)	Annual equity retainer to our non-employee directors for our 2014 fiscal year paid with 1,367 RSUs (or 618 RSUs for Ms. Walker), determined using the closing prices described in footnote (2) to this table (and rounded down to the nearest whole share), as adjusted for the Publishing Spin-off.
(5)	The equity awards paid for Mr. Liang’s and Mr. Karsh’s service on our Board of Directors in our 2014 fiscal year were issued and registered to OCM FIE LLC, an Oaktree affiliated entity.

Under the director compensation program approved by our Compensation Committee for 2014, each of our non-employee directors who served in the 2014 fiscal year received an annual cash retainer of $85,000 and an annual equity retainer of an award of restricted stock units with a fair market value to $100,000 on the date of grant. The equity award retainer vests 100% on the one-year anniversary of the date of grant. Laura Walker had her 2014 cash and equity retainer prorated based on her appointment to our Board of Directors. Equity awarded to the directors for their 2014 service was granted pursuant to the 2013 Equity Incentive Plan.

In addition to the annual retainer compensation, under the director compensation program Mr. Karsh received a cash retainer of $15,000 for his service as Chairman of our Board of Directors, Mr. Murphy received a cash retainer of $15,000 for his service as Chair of the Audit Committee, and Mr. Liang received a cash retainer of $10,000 for his service as Chairman of the Compensation Committee. Each non-employee director also received an additional annual cash retainer of $15,000 for each committee of our Board of Directors on which they serve (except that Ms. Walker’s retainer was prorated). Also, in our 2015 fiscal year, each of Messrs. Levinsohn, Karsh and Murphy were paid a prorated amount for their 2014 service on our Nominating and Corporate Governance Committee.

Each of our non-employee directors was offered the opportunity to convert their cash compensation into unrestricted shares of our Class A common stock. Alternatively, a director was allowed to defer their annual compensation (that is both the cash and RSU grant) into stock units to be settled into shares of our Class A common stock on the earlier of a termination of their service on our Board of Directors and a qualifying change in control. All of our non-employee directors, other than Mr. Murphy, elected a conversion into unrestricted shares of Class A common stock. Mr. Murphy elected a deferral into stock units.

We do not pay any additional remuneration for director service to any of our directors who are officers, namely Mr. Liguori, our Chief Executive Officer. All directors are reimbursed for reasonable travel and lodging expenses incurred to attend meetings of our Board of Directors or a committee thereof.

Compensation Committee Interlocks and Insider Participation

Craig A. Jacobson, Bruce A. Karsh, Kenneth Liang and Laura R. Walker served as the members of our Compensation Committee in 2014. None of the members of our Compensation Committee is, or in the past have served, as an officer or employee of the Company. None of our executive officers serve, or in the past year have served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.

REPORT OF THE COMPENSATION COMMITTEE

This report of the Compensation Committee is required by the Securities and Exchange Commission (“SEC”) and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”) or under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

The Compensation Committee is responsible for overseeing our executive compensation programs. The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors, and the Board of Directors has approved, that the Compensation Discussion and Analysis be included in this proxy statement.

The Compensation Committee

Craig A. Jacobson (Chair)

Kenneth Liang

Bruce A. Karsh

Laura R. Walker

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the amount of our common stock beneficially owned as of March 27, 2015, by those known to us to beneficially own more than 5% of our common stock and Warrants, by our directors, director nominees and named executive officers individually and by our directors, director nominees and executive officers as a group.

The percentage of shares outstanding provided in the table is based on 92,400,734 shares of our Class A common stock and 2,391,960 shares of our Class B common stock, par value $0.001 per share (“Class B common stock”), outstanding as of March 27, 2015. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. The SEC’s rules generally attribute beneficial ownership of securities to each person who possesses, either solely or shared with others, the voting power or investment power, which includes the power to dispose of those securities. The rules also treat as outstanding all shares of capital stock that a person would receive upon exercise of stock options held by that person that are immediately exercisable or exercisable within 60 days. These shares are deemed to be outstanding and to be beneficially owned by the person holding those options for the purpose of computing the number of shares beneficially owned and the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Under these rules, one or more persons may be a deemed beneficial owner of the same securities and a person may be deemed a beneficial owner of securities to which such person has no economic interest. For purposes of calculating the total percentage beneficially owned only, we have assumed the exercise of all outstanding warrants to purchase our common stock (“Warrants”) by all holders of Warrants into shares of Class A common stock. As of March 27, 2015, there were 1,588,318 Warrants outstanding.

Except as otherwise indicated in the footnotes to this table, each of the beneficial owners listed has, to our knowledge, sole voting and investment power with respect to the indicated shares of common stock. Unless otherwise indicated, the address for each beneficial owner who is also a director or executive officer is 435 North Michigan Avenue, Chicago, Illinois 60611.

Name and Address of Owner	Class of Common Stock	Number of Shares Beneficially Owned	Percentage of Class Beneficially Owned	Total Percentage Beneficially Owned**
Principal shareholders:
Oaktree Tribune, L.P.(1)	Class A	18,765,484	20.3%	19.8%
Investment funds managed by Angelo, Gordon & Co. L.P.(2)	Class A	8,977,808	9.7%	9.5%
Entities affiliated with JPMorgan Chase Bank, N.A.(3)	Class A	8,503,235	9.2%	9.0%

Named executive officers and directors:
Peter Liguori(4)	Class A	146,906	*	*
Craig A. Jacobson	Class A	26,126	*	*
Bruce A. Karsh	Class A	—	—	—
Michael Kreger	Class A	—	—	—
Ross Levinsohn	Class A	14,002	*	*
Kenneth Liang	Class A	—	—	—
Peter E. Murphy	Class A	14,589	*	*
Laura R. Walker	Class A	4,461	*	*
Steven Berns(4)	Class A	27,251	*	*
Chandler Bigelow(4)	Class A	33,579	*	*
Edward P. Lazarus(4)	Class A	27,211	*	*
Lawrence Wert(4)	Class A	23,861	*	*
All current directors and executive officers as a group (14 persons)(4)	Class A	343,540	*	*

*	Represents less than one percent
**	For purposes of calculating this percentage only, we have assumed the exercise of all Warrants by all holders of Warrants into shares of Class A common stock.
(1)	According to information provided to Tribune by Oaktree Management Capital Management, L.P., as of March 27, 2015, Oaktree Tribune, L.P. beneficially owned 18,765,484 shares of Class A common stock. The general partner of Oaktree Tribune, L.P. is Oaktree AIF Investments, L.P. (“AIF Investments”). The general partner of AIF Investments is Oaktree AIF Holdings, Inc. (“AIF Holdings”). The holder of all of the voting shares of AIF Holdings is Oaktree Capital Group Holdings, L.P. (“OCGH”). The general partner of OCGH is Oaktree Capital Group Holdings GP, LLC (“OCGH GP”). The media company business of OCGH GP is managed by a media company committee, which controls the decisions of OCGH GP with respect to the vote and disposition of the shares held by Oaktree Tribune, L.P. The members of such committee are Howard S. Marks, Bruce A. Karsh, John B. Frank, David M. Kirchheimer and Stephen A. Kaplan. All members of such committee disclaim beneficial ownership of the shares shown as beneficially owned by Oaktree Tribune, L.P. Excludes 25,046 shares of Class A common stock and 3,346 RSUs held by OCM FIE, LLC, an Oaktree affiliated entity, granted to OCM FIE, LLC in consideration for the service of Bruce A. Karsh and Kenneth Liang on our Board of Directors. The address of Oaktree Tribune, L.P. is 333 S. Grand Avenue, 28th Floor, Los Angeles, California 90071.
(2)	According to information provided to Tribune by Angelo, Gordon & Co. L.P., as of March 27, 2015, investment funds managed by Angelo, Gordon & Co. L.P. beneficially owned 8,977,808 shares of Class A common stock. The address of Angelo, Gordon & Co. L.P. is 245 Park Ave., 26th Floor, New York, NY 10167.
(3)	According to information provided to Tribune by JPMorgan Chase & Co., as of March 27, 2015, certain subsidiaries of JPMorgan Chase & Co. beneficially owned 8,503,235 shares of Class A common stock. The shares of Class A common stock consist of 8,026,149 shares held by Isolieren Holding Corp., 475,778 shares held by J.P. Morgan Securities LLC and the right of JPMorgan Chase Bank, N.A. to acquire 1,308 shares. JPMorgan Chase & Co. is a publicly traded company. The address of JPMorgan Chase & Co. is 270 Park Ave., New York, NY 10017.
(4)	For each of the executive officers (other than Mr. Batter), includes options to purchase shares of Class A common stock which are currently exercisable or which will become exercisable within 60 days of the determination date. For Mr. Murphy, includes shares underlying deferred stock units.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC initial reports and reports of change in ownership in the Company’s common stock and other equity securities. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations from the Company’s officers and directors, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with during fiscal 2014.

RELATED PARTY TRANSACTIONS

Policies and Procedures for Related Person Transactions

Our Board of Directors has updated our policy for the review, approval or ratification of “related party” transactions (such policy, the “Related Person Transactions Policy”). Under the Related Person Transactions Policy, a “related party” includes our directors, director nominees, executive officers and greater than 5% shareholders, and any of their immediate family members, and a “transaction” includes one in which (1) the total amount may exceed $120,000, (2) the Company is a participant, and (3) a related party will have a direct or indirect material interest (other than as a director or a less than 10% owner of another entity, or both).

The Related Person Transactions Policy provides that, where a related party transaction could result in a conflict of interest, it will be reviewed and approved by our Audit Committee. Only those related party transactions that are consistent with our best interests will be finally approved. In making this determination, all available and relevant facts and circumstances will be considered, including the benefits to us, the impact of the transaction on the related party’s independence, the availability of other sources of comparable products or services, the terms of the transaction and the terms available from unrelated third parties.

Registration Rights Agreement

Tribune, Oaktree Tribune, L.P. (the “Oaktree Funds”), entities affiliated with JPMorgan Chase Bank, N.A. (the “JPMorgan Entities”) and investment funds managed by Angelo, Gordon & Co., L.P. (the “Angelo Gordon Funds”) are parties to the Registration Rights Agreement which grant the Oaktree Funds, the JPMorgan Entities and the Angelo Gordon Funds specified demand and piggyback registration rights with respect to our common stock. Under the Registration Rights Agreement, we are required to use reasonable best efforts to effect the registration under the Securities Act of 1933, as amended (the “Securities Act”) of our common stock as requested by the holders of our securities that are a party to the Registration Rights Agreement, at our own expense. In addition, if we determine to register our common stock under the Securities Act, such holders will have the right to require us to use our reasonable best efforts to include in our registration statement shares of our common stock held by them, subject to certain limitations. The Registration Rights Agreement also provides for us to indemnify certain of our stockholders in connection with the registration of our common stock.

On August 4, 2014, we completed a separation transaction (the “Publishing Spin-off”), resulting in the spin-off of the assets and certain liabilities of the businesses primarily related to our principal publishing operations, other than owned real estate and certain other assets (the “Publishing Business”), through a tax-free, pro rata dividend to our stockholders and warrantholders of 98.5% of the shares of common stock of Tribune Publishing Company (“Tribune Publishing”), and we retained 1.5% of the outstanding common stock of Tribune Publishing. The Publishing Business consisted of newspaper publishing and local news and information gathering functions that operated daily newspapers and related websites, as well as a number of ancillary businesses that leveraged certain of the assets of those businesses. As a result of the completion of the Publishing Spin-off, Tribune Publishing operates the Publishing Business as an independent, publicly-traded company. In connection with the Publishing Spin-off, each of the Oaktree Funds, the JPMorgan Entities and the Angelo Gordon Funds agreed to forebear from exercising their demand and piggyback registration rights with respect to our common stock pursuant to the Registration Rights Agreement for a period of six months following the completion of the Publishing Spin-off. This summary is qualified in its entirety by reference to the Registration Rights Agreement, which was filed as an exhibit to our annual report on Form 10-K.

Arrangements with Related Parties

JPMorgan Chase Bank, N.A., an affiliate of the JPMorgan Entities (a holder of more than 5% of our common stock), has acted as lender and agent to us under our Secured Credit Facility for which it has received customary fees, commissions, expenses and/or other compensation. JPMorgan Chase Bank, N.A. also acted as lender and agent under Tribune Publishing’s senior term facility for which it has received customary fees, commissions, expenses and/or other compensation. In connection with the Publishing Spin-off, J.P. Morgan Securities LLC, an affiliate of the JPMorgan Entities, served as our financial advisor, pursuant to which it received $8.0 million in fees. In addition, affiliates of the JPMorgan Entities have provided us with other investment banking and commercial banking services for which they have received customary fees and commissions.

Our company-sponsored pension plan assets include an investment in a loan fund limited partnership managed by Oaktree Capital Management, L.P., which is affiliated with the Oaktree Funds, a principal shareholder of the Company. The fair value of this investment was $31 million and $30 million at December 28, 2014 and December 29, 2013, respectively. The pension plan assets have included an investment in this fund since 2008.

On October 1, 2014, we completed the acquisition of HWW, a leading Australian provider of TV and movie data, from ninemsn Pty Limited for an aggregate purchase price of $19 million, subject to certain final adjustments. Oaktree Capital Management, L.P. is affiliated with funds that held between 10% and 15% of the outstanding shares of HWW at the time our acquisition of HWW was consummated and accordingly received a proportional share of the purchase price. The transaction was approved by our Audit Committee in accordance with the terms of our Related Person Transactions Policy.

REPORT OF THE AUDIT COMMITTEE

This report of the Audit Committee is required by the Securities and Exchange Commission (“SEC”) and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

The principal purpose of the Audit Committee is to assist the Board of Directors in its general oversight of our accounting practices, system of internal controls, audit processes and financial reporting processes. The Audit Committee is responsible for appointing and retaining our independent auditor and approving the audit and non-audit services to be provided by the independent auditor. The Audit Committee’s function is more fully described in its charter.

Our management is responsible for preparing our financial statements and ensuring they are complete and accurate and prepared in accordance with generally accepted accounting principles. PricewaterhouseCoopers LLP (“PwC”), our independent registered public accounting firm for 2014, was responsible for performing an independent audit of our consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.

The Audit Committee has reviewed and discussed our audited financial statements for the fiscal year ended December 28, 2014 with management and with PwC. These audited financial statements are included in our Annual Report on Form 10-K for the fiscal year ended December 28, 2014.

The Audit Committee has also discussed with PwC the matters required to be discussed by Auditing Standard No. 16 adopted by the Public Company Accounting Oversight Board (United States) regarding “Communication with Audit Committees.”

The Audit Committee also has received and reviewed the written disclosures and the letter from PwC required by applicable requirements of the Public Company Accounting Oversight Board regarding PwC’s communications with the Audit Committee concerning independence, and has discussed with PwC its independence from us.

Based on the review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 28, 2014 for filing with the SEC.

The Audit Committee

Peter E. Murphy (Chair)

Craig A. Jacobson

Ross Levinsohn

PROPOSAL 1: ELECTION OF DIRECTORS

The following individuals are nominated for election this year as Class II directors:

•	Michael Kreger

•	Peter Liguori

If elected, each of these individuals will serve as a Class II director until the 2018 Annual Meeting of Stockholders and until his successor has been elected and qualified, or until his earlier death, resignation or removal. In the event that any nominee for any reason is unable to serve, or for good cause will not serve, the proxies will be voted for such substitute nominee as our Board of Directors may determine. We are not aware of any nominee who will be unable to serve, or for good cause will not serve, as a Class II director.

The relevant experiences, qualifications, attributes or skills of each nominee that led our Board of Directors to recommend the above persons as a nominee for director are described in the section entitled “Directors, Executive Officers and Corporate Governance.”

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE CLASS II NOMINEES LISTED ABOVE.

PROPOSAL 2: ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

In accordance with Section 14A of the Securities Exchange Act of 1934 (the “Exchange Act”), the Company’s stockholders are entitled to approve, on an advisory basis, the compensation of our named executive officers. This non-binding advisory vote, commonly known as a “Say on Pay” vote, gives our stockholders the opportunity to express their views on the compensation of our named executive officers (“NEOs”).

As described in the “Executive Compensation–Compensation Discussion and Analysis” section of this proxy statement (the “CD&A”), our NEOs’ compensation is weighted towards variable compensation (annual and long-term incentives), where actual amounts earned by our NEOs may differ from targeted amounts based on the Company’s success and individual performance.

The goal of our executive compensation program has been and continues to be to support the successful recruitment and retention of highly motivated, qualified and experienced executives through a pay-for-performance culture, so we can achieve our business objectives and optimize our long-term financial returns. In furtherance of those goals, the Compensation Committee strives to structure our compensation programs in a manner that focuses the attention of our NEOs on the strategic, operational and financial performance of the Company, and encourages our NEOs to meet long-term performance objectives and increase stockholder value. To do so, the Compensation Committee uses a combination of short-term incentive cash compensation and long-term equity incentive compensation to motivate and reward executives who are able to significantly influence our long-term financial success in a way that maximizes stockholder value and supports our shorter term business goals.

The Compensation Committee recognizes the developing nature of our growing business and uses a measure of flexibility in recognizing and rewarding performance. The Compensation Committee aims to compensate our NEOs in a manner that is market-competitive and consistent with our business strategy, sound corporate governance principles, and stockholder interests. We believe our compensation programs are effective, appropriate and strongly aligned with the long-term interests of our stockholders.

For these reasons, our Board of Directors is asking our stockholders to vote “For” the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and accompanying narrative discussion, is hereby APPROVED.”

As you consider this Proposal, we urge you to read the CD&A contained in this proxy statement for additional details on our executive compensation principles and programs, and to review the tabular disclosures regarding the compensation of our NEOs together with the accompanying narrative disclosures.

As an advisory vote, this Proposal is not binding on our Board of Directors or the Compensation Committee. However, our Board of Directors and the Compensation Committee value the opinions of our stockholders, and will carefully consider the outcome of the vote when making future compensation decisions for our named executive officers.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE COMPENSATION OF OUR NEOS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 3: ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY VOTE APPROVING EXECUTIVE COMPENSATION

In addition to the advisory “Say on Pay” vote set forth in Proposal 2, pursuant to Section 14A of the Exchange Act, our stockholders are also entitled, at least once every six years, to indicate on an advisory basis their preference regarding how frequently we should solicit the “Say on Pay” advisory vote. This non-binding advisory vote is commonly referred to as a “Say on Frequency” vote. By voting on this Proposal 3, stockholders may indicate whether the advisory “Say on Pay” vote should occur every one year, every two years or every three years or they may abstain from voting. Although the vote is advisory and is not binding on the Board of Directors, our Board of Directors will take into account the outcome of the vote when considering the frequency of future “Say on Pay” proposals.

After careful consideration, our Board of Directors has determined that an annual advisory vote on executive compensation is the most appropriate alternative for the Company because it will provide our stockholders the opportunity to react promptly to emerging trends in compensation and will provide our Board of Directors and the Compensation Committee the opportunity to evaluate compensation decisions in light of annual feedback from stockholders.

Please note that this proposal does not provide stockholders with the opportunity to vote for or against any particular resolution; rather, it permits stockholders to choose how often they would like us to include a stockholder advisory vote on the compensation of our executives on the agenda for the annual meeting of stockholders.

Notwithstanding the recommendation of our Board of Directors and the outcome of the stockholder vote, our Board of Directors may in the future decide that it is in the best interest of our stockholders and the Company to conduct “Say on Frequency” votes on a more or less frequent basis and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to compensation programs.

When voting on this Proposal, you should mark your proxy for “Every 1 Year,” “Every 2 Years” or “Every 3 Years” based on your preference as to the frequency with which an advisory vote on executive compensation should be held. If you have no preference, you may abstain.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A FREQUENCY OF “EVERY 1 YEAR” FOR HOLDING FUTURE “SAY ON PAY” ADVISORY VOTES ON EXECUTIVE COMPENSATION.

PROPOSAL 4: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2015 fiscal year, and recommends that the stockholders vote for ratification of such selection. In the event of a negative vote on such ratification, the Audit Committee will reconsider its appointment. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, available to respond to appropriate questions from those attending the meeting and will have an opportunity to make a statement, if they desire to do so.

Audit Fees and Related Fees

The following table sets forth the fees paid to PricewaterhouseCoopers LLP for professional services rendered for fiscal 2014 and 2013 (in thousands):

Type of Fees(1)	2014	2013
Audit Fees(2)	$4,927	$10,145
Audit-Related Fees(3)	365	548
Tax Fees(4)	90	—
All Other Fees(5)	113	236

Total	$5,495	$10,929

(1)	All fees are categorized in accordance with SEC definitions and rules and include out of pocket expenses.
(2)	Audit Fees include professional services rendered in connection with the annual audit of our consolidated financial statements and reviews of our unaudited condensed consolidated interim financial statements each quarter. In fiscal 2014, audit fees also included audit work related to: (a) the Publishing Spin-off (2013 financial statements, amendments to the Registration Statement on Form 10 and discontinued operations); (b) Tribune Media’s Registration Statement on Form 10 and amendments thereto; and (c) the acquisitions of Gracenote, Inc. (January 31, 2014), What’s On India Media Private Limited (July 4, 2014), Baseline, LLC (August 29, 2014) and HWW Pty Ltd (October 1, 2014). In fiscal 2013, audit fees also included audit work related to: (a) the proposed spin-off of Tribune Publishing Company (2010–2012 financial statements, Registration Statement on Form 10 and amendments thereto); (b) Fresh Start accounting associated with the Company’s emergence from Chapter 11 proceedings at the beginning of the Company’s fiscal 2013; and (c) the acquisition of Local TV Holdings LLC (December 27, 2013).
(3)	Audit-Related Fees include services performed in connection with employee benefit plan audits and certain transactions. In fiscal 2013, audit-related fees include professional services for Fresh Start accounting.
(4)	Tax Fees are fees for permissible tax compliance, tax advice and tax planning. In fiscal 2014, this included a transaction cost analysis related to the Publishing Spin-off.
(5)	All Other Fees include professional services in connection with preparation of employee benefit plan annual reports (Form 5500), market research, accounting research software and benchmarking studies/assessments. In fiscal 2013, all other fees include professional services for an enterprise risk management process assessment.

Pre-Approval Policies and Procedures

In accordance with the Sarbanes-Oxley Act of 2002, the Charter of our Audit Committee provides that the Audit Committee has the sole responsibility and authority to approve, in advance of the provision thereof, all audit services and, subject to exceptions equivalent to the de minimis exception set forth in Section 10A(i)(1)(B) of the Exchange Act and the SEC rules promulgated thereunder, all permitted non-audit services to be provided to the Company by its independent auditors and the related fees. Pursuant to its charter and in compliance with rules of the SEC and Public Company Accounting Oversight Board (“PCAOB”), the Audit Committee has established a pre-approval policy and procedures that require the pre-approval of all services to be performed by the independent auditors. The independent auditors may be considered for other services not specifically approved as audit services or audit-related services and tax services so long as the services are not prohibited by SEC or PCAOB rules and would not otherwise impair the independence of the independent auditor.

All of the services performed by PricewaterhouseCoopers LLP during the 2014 and 2013 fiscal years were approved in advance by the Audit Committee pursuant to the foregoing pre-approval policy and procedures.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2015 FISCAL YEAR.

OTHER BUSINESS

The Board of Directors does not know of any matters which will be brought before the Annual Meeting other than those specifically set forth in the notice of meeting. If any other matters are properly introduced at the meeting for consideration, including, among other things, consideration of a motion to adjourn the meeting to another time or place, the individuals named in the enclosed proxy will have discretion to vote in accordance with their best judgment, unless otherwise restricted by law.

Whether or not you expect to attend the Annual Meeting, please complete, date and sign and promptly return the accompanying proxy in the enclosed postage paid envelope, or vote via the Internet or by telephone, so that your shares may be represented at the Annual Meeting.

By Order of the Board of Directors,

Peter Liguori

President and Chief Executive Officer

April 20, 2015

TRIBUNE MEDIA COMPANY 435 N. MICHIGAN AVENUE CHICAGO, IL 60611 ATTN: GENERAL COUNSEL

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:

1.	Election of Directors	☐	☐	☐
Nominees
01	MICHAEL KREGER 02 PETER LIGUORI
The Board of Directors recommends you vote FOR the following proposal:							For	Against	Abstain
2.	Advisory vote approving executive compensation.						☐	☐	☐
The Board of Directors recommends you vote 1 YEAR on the following proposal:						3 years	2 years	1 year	Abstain
3.	Advisory vote on the frequency of future advisory votes approving executive compensation.					☐	☐	☐	☐
The Board of Directors recommends you vote FOR the following proposal:							For	Against	Abstain
4.	The ratification of the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for the 2015 fiscal year.						☐	☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com.

TRIBUNE MEDIA COMPANY

Annual Meeting of Shareholders

May 20, 2015 8:30 AM

This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Edward Lazarus, as proxy, with the power to appoint his substitute, and hereby authorizes him to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A common stock of TRIBUNE MEDIA COMPANY that the shareholder(s) is/are entitled to vote at the Annual Meeting of shareholder(s) to be held at 8:30 AM PDT on 5/20/2015, at the JW Marriott Los Angeles L.A. LIVE, 900 West Olympic Boulevard, Los Angeles, CA 90015, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side